Exhibit (c)(2)

Preliminary Draft – Confidential
The Conflicts Committee of the Board of Directors of VTTI Energy Partners GP LLC
Discussion Materials Regarding Project Terminal Velocity March 27, 2017
EVERCORE vtti energy partners

Preliminary Draft – Confidential
These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors of VTTI Energy Partners GP LLC (“VTGP”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Board and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Board and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Board. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Board.
These materials were compiled on a confidential basis for use by the Board in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.
These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.
Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.
EVERCORE vtti energy partners

Preliminary Draft – Confidential
Table of Contents
Section
Executive Summary
I
VTTI Situation Analysis
II
VTTI Operating Asset Overview and Projections
III
VTTI Financial Projections
IV
Preliminary VTTI Valuation Analysis
V
Appendix
A. Weighted Average Cost of Capital Analysis
B. Selected Historical Market Data
EVERCORE vtti energy partners

Preliminary Draft – Confidential
I. Executive Summary
EVERCORE

Preliminary Draft – Confidential
Executive Summary
Introduction
Evercore Group L.L.C. (“Evercore”) is pleased to provide the materials herein to the Conflicts Committee of the Board of Directors of VTTI Energy Partners GP LLC (“VTGP”) (the “Conflicts Committee”), the general partner of VTTI Energy Partners LP (“VTTI” or the “Partnership”), regarding the proposed acquisition of all publicly-held common units representing limited partner interests in VTTI from the current holders of such units (the “Unaffiliated Unitholders”) by VTTI MLP Partners B.V. (the “Sponsor”) (the “Proposed Transaction”)
As part of the Proposed Transaction, the Sponsor has proposed to acquire each publicly-owned VTTI common unit for cash consideration of $18.75 per unit (the “Proposed Consideration”)
The Proposed Consideration represents a 1.9% premium to VTTI’s closing unit price of 18.40 as of March 2, 20171
The Proposed Consideration represents a 2.7% premium to VTTI’s 30-day (trading) volume-weighted average unit price
(“VWAP”) of $18.26 as of March 2, 2017
Pro forma for the Proposed Transaction, VTTI will cease to be a publicly-traded partnership and will be a wholly-owned subsidiary of the Sponsor
The Proposed Transaction is subject to the negotiation and execution of a definitive agreement (the “Purchase Agreement”) and approval of the Purchase Agreement and the transactions contemplated thereunder by the Sponsor’s Board of Directors, VTGP’s Board of Directors, VTTI’s Board of Directors, the Conflicts Committee, and a majority vote of the
Unaffiliated Unitholders
Source: FactSet
1. Announcement date of the Proposed Transaction

EVERCORE vtti energy partners

Preliminary Draft – Confidential
Executive Summary
Overview of Materials
The materials herein include the following:
An executive summary including: (i) an overview of the current VTTI organizational structure, (ii) a review of certain trading statistics for VTTI and (iii) an overview of the historical trading performance of VTTI relative to the Proposed Consideration
A current situation analysis for VTTI, including an overview of VTTI’s business
An overview of the operating assets of VTTI MLP B.V. (“VTTI Operating”), in which VTTI owns a 51.0% interest, including an overview of the operating projections for VTTI Operating as provided by VTTI management (the “VTTI Operating Projections – Management Case”)
In addition to the Management Case, during its due diligence review, Evercore analyzed two additional scenarios: (i) an increase in non-contracted rates of 10.0% (the “VTTI Operating Projections – Sensitivity Case I”) and (ii) a decrease in non-contracted rates of 10.0% (the “VTTI Operating Projections – Sensitivity Case II”)
A review of the financial projections for VTTI as provided by VTTI management (the “VTTI Financial Projections – Management Case”)
In addition to the Management Case, Evercore analyzed two additional scenarios during its due diligence review: (i) a scenario that assumes the VTTI Operating Projections – Sensitivity Case I (the “VTTI Financial Projections – Sensitivity Case I”) and (ii) a scenario that assumes the VTTI Operating Projections – Sensitivity Case II (the “VTTI Financial
Projections – Sensitivity Case II”)
A preliminary valuation of VTTI based on (i) the VTTI Financial Projections – Management Case, (ii) the VTTI Financial Projections – Sensitivity Case I and (iii) the VTTI Financial Projections – Sensitivity Case III

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Preliminary Draft – Confidential
Executive Summary
Current Summary VTTI Partnership Structure
Buckeye Partners, L.P.
(NYSE: BPL)
Market Capitalization: $9,117.7 MM
Credit Ratings (Moody’s / S&P): Baa3 / BBB-
50.0% Ownership Interest
Vitol Holding B.V.
50.0% Ownership Interest
VTTI B.V.
100.0% Ownership Interest
VTTI MLP Partners B.V.
(“Sponsor”)
100.0% Ownership Interest
VTTI Energy Partners GP LLC
(“VTGP”)
940,831 GP Units
2.0% GP Interest
100.0% IDRs
49.0% Economic Interest
49.0% Voting Interest
Unaffiliated
Unitholders
51.2% LP Interest
24,079,664 Common Units
46.8% LP Interest
1,896,056 Common Units
20,125,000 Subordinated Units
VTTI Energy Partners LP
(NYSE: VTTI)
Market Capitalization1: $893.8 MM
100.0% Ownership Interest
VTTI MLP Holdings Ltd
51.0% Economic Interest 51.0% Voting Interest
VTTI MLP B.V.
(“VTTI Operating”)
100.0% Ownership Interest
Operating Companies
Source: FactSet, Partnership filings and VTTI management
Note: Market data as of March 22, 2017

EVERCORE vtti energy partners

Preliminary Draft – Confidential
Executive Summary
Overview of the Proposed Consideration
($ in millions, except per unit amounts)
Proposed Consideration $18.75
Total Units Outstanding (MM) 47.0
Resulting VTTI Equity Value1 $882.0
VTTI Pro Rata Net Debt2 340.7
Transaction Value $1,222.7
Offer Price $18.75 $19.00 $19.50 $20.00 $20.50 $21.00 $21.50
Implied Transaction Value $1,222.7 $1,234.5 $1,258.0 $1,281.5 $1,305.0 $1,328.6 $1,352.1
Unaffected Price, March 2, 2017 $18.40 1.9% 3.3% 6.0% 8.7% 11.4% 14.1% 16.8%
10-Day VWAP 18.57 1.0% 2.3% 5.0% 7.7% 10.4% 13.1% 15.8%
20-Day VWAP 18.46 1.6% 2.9% 5.6% 8.3% 11.0% 13.8% 16.5%
30-Day VWAP 18.26 2.7% 4.1% 6.8% 9.5% 12.3% 15.0% 17.8%
Transaction Value / EBITDA
(VTTI Financial Projections)3
2017E $97.9 12.5x 12.6x 12.9x 13.1x 13.3x 13.6x 13.8x
2018E 99.0 12.3 12.5 12.7 12.9 13.2 13.4 13.7
2019E 99.1 12.3 12.5 12.7 12.9 13.2 13.4 13.6
Transaction Value / EBITDA
(IBES Consensus Estimates)4
2017E $103.2 11.9x 12.0x 12.2x 12.4x 12.6x 12.9x 13.1x
2018E 104.9 11.7 11.8 12.0 12.2 12.4 12.7 12.9
2019E 104.4 11.7 11.8 12.1 12.3 12.5 12.7 13.0
Source: FactSet, Partnership filings and VTTI management
1. Includes GP units
2. As of December 31, 2016, per VTTI management
3. VTTI Financial Projections do not incorporate future dropdowns
4. IBES estimates adjusted pro rata to reflect VTTI’s 51.0% interest in VTTI Operating

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Executive Summary
Historical VTTI Unit Price vs. Proposed Consideration
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
Unit Price
$18.75 Offer Implied Premium
At Close on March 2, 2017 18.40 1.9%
5 Prior Trading Days’ Average 18.46 1.6%
10 Prior Trading Days’ Average 18.59 0.9%
20 Prior Trading Days’ Average 18.54 1.1%
30 Prior Trading Days’ Average 18.36 2.1%
60 Prior Trading Days’ Average 17.49 7.2%
120 Prior Trading Days’ Average 17.75 5.6%
180 Prior Trading Days’ Average 18.32 2.4%
52 Prior Trading Weeks’ Average 18.67 0.4%
Price
5-Day
10-Day
20-Day
30-Day
60-Day
120-Day
180-Day
52-Week
Proposed Consideration
3/3/2016
3/17/2016
3/31/2016
4/14/2016
4/28/2016
5/12/2016
5/26/2016
6/9/2016
6/23/2016
7/7/2016
7/21/2016
8/4/2016
8/18/2016
9/1/2016
9/15/2016
9/29/2016
10/13/2016
10/27/2016
11/10/2016
11/24/2016
12/8/2016
12/22/2016
1/5/2017
1/19/2017
2/2/2017
2/16/2017
3/2/2017
Source: FactSet

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Preliminary Draft – Confidential
II. VTTI Situation Analysis
EVERCORE

Preliminary Draft – Confidential
VTTI Situation Analysis
Company Overview
($ in millions)
Overview of VTTI and VTTI Operating
The portfolio of assets that currently constitute VTTI Operating consist of six terminal complexes located in Europe, the Middle East, Asia and North America
396 tanks with 35.7 MMBbls of storage capacity
VTTI currently owns 51.0% of VTTI Operating following the IPO and subsequent contributions of additional interests in VTTI Operating to VTTI in July 2015 and September 2016
VTTI Areas of Operation
VTTI Operating Revenue, EBITDA and Capacity Utilization
$500.0 93.0% 94.0% 98.0% 96.0% 97.0% 97.0% 97.6% 100.0%
$400.0 69.5% 70.4% 80.0% 57.1% 60.3% 62.3% 57.4%
$300.0 49.6% 60.0% $299.2 $303.2 $289.7 $282.9
$200.0 $257.6 40.0% $189.1 $186.5 $201.3 $199.3 $171.7 $155.4 $173.9
$ in millions
$100.0
20.0% $107.9
Capacity Utilization
$85.2
$--
0.0%
2010A 2011A 2012A 2013A 2014A 2015A 2016A
Revenue
EBITDA1
EBITDA Margin
Capacity Utilization
Source: VTTI public filings and VTTI management
1. Includes VTTI Operating corporate overhead expense

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Preliminary Draft – Confidential
VTTI Situation Analysis
Buckeye Energy Partners, L.P. Acquisition of 50.0% Interest in VTTI B.V.
Transaction Overview
On October 24, 2016, Buckeye Partners, L.P. (“Buckeye”) agreed to acquire a 50.0% equity interest in VTTI B.V., which owns a 100.0% interest in the Sponsor, from Vitol Inc. (“Vitol”) for $1.2 billion in cash
TopCo subsidiary holds seven terminals with gross capacity of 18.5 MMBbls (100.0% owned by VTTI B.V.)
Serves as an incubator for greenfield development or significant brownfield development at existing assets
At the time of announcement, VTTI B.V. was evaluating more than $600.0 million of capital expenditures for new projects, which were expected to reduce the all-in transaction multiple to less than 10.0x from 11.5x
VTTI B.V. also owns a 49.0% interest in VTTI Operating, a 2.0% GP interest in VTTI, 100.0% of VTTI’s IDRs and a 46.8% LP interest in VTTI
In conjunction with the deal, Buckeye raised $588.7 million of equity and issued $600.0 million of senior notes
Buckeye has equal representation and voting rights on the Board of Directors of VTTI B.V.
Approximately 70.0% of VTTI complex revenue (VTTI Operating and TopCo) is attributable to Vitol
Source: Partnership filings and presentations and Wall Street Research
Simplified Transaction Structure
BUCKEYE PARTNERS, L.P. Vitol
50.0% 50.0%
VTTI B.V. 100.0%
7 Terminals 18.5 MMBbls “TopCo”
100.0%
VTTI MLP Partners B.V. (Sponsor)
49.0%
100.0%
46.8% LP
Public
vtti energy partners
VTTI Energy Partners
51.2% LP
GP LLC (VTGP)
2.0% GP
51.0%
100.0% IDRs
VTTI MLP B.V.
(VTTI Operating)
6 Terminals
35.7 MMBbls
ROFO Assets

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Preliminary Draft – Confidential

# VTTI Situation Analysis

## Summary Market Data

*($ in millions, except per unit amounts)*

### Market Capitalization

| As of March 22, 2017 | |
|---|---|
| Total Units Outstanding[1] | 47.0 |
| Common Unit Price | $19.00 |
| Total Equity Value | $893.8 |
| Plus: Net Debt[2] | 340.7 |
| Plus: Minority Interest | -- |
| Enterprise Value | $1,234.5 |

| | IBES Estimates[3] | | VTTI Financial Projections[4] | |
|---|---|---|---|---|
| | Metric | Yield/Multiple | Metric | Yield/Multiple |
| Distribution Yield | | | | |
| Current | $1.34 | 7.1% | $1.34 | 7.1% |
| 2017E | 1.42 | 7.4% | 1.34 | 7.1% |
| 2018E | 1.56 | 8.2% | 1.34 | 7.1% |
| 2019E | 1.63 | 8.6% | 1.34 | 7.1% |
| EV/EBITDA | | | | |
| 2017E | $103.2 | 12.0x | $97.9 | 12.6x |
| 2018E | 104.9 | 11.8 | 99.0 | 12.5 |
| 2019E | 104.4 | 11.8 | 99.1 | 12.5 |

### Balance Sheet and Credit Data

| As of December 31, 2016[2] | |
|---|---|
| Cash and Marketable Securities | $18.3 |
| Short-Term Debt | -- |
| Long-Term Debt | 359.0 |
| Total Debt | 359.0 |
| Net Debt[2] | $340.7 |
| Plus: Minority Interest | -- |
| Plus: Partners' Capital | 605.9 |
| Net Book Capitalization | $946.6 |
| Revolver Availability / Total Revolver Capacity[5] | $195.0 / $324.0 |
| Net Debt / Net Book Cap | 36.0% |
| Net Debt / 2017E EBITDA[6] | 3.5x |
| Net Debt / 2018E EBITDA[6] | 3.4 |
| **Current Ratings (Senior Unsecured):** | |
| Moody's | NA |
| S&P | NA |

### Unit Price and Distribution Information



$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Unit Price
$1.40
$1.25
$1.10
$0.95
Distribution per Unit
3/22/15
7/21/15
11/20/15
3/21/16
7/21/16
11/20/16
3/22/17
Distribution per Unit
Unit Price

### General Partner Incentive Distribution Rights

| Quarterly Distribution per LP Unit | $0.3360 |
|---|---|

| % to LP | % to GP | LP Quarterly Distribution Range | | Quarterly Distribution Within Range | Quarterly Distribution to GP per LP Unit | Total LP Units Outstanding | Total Quarterly Distribution to LPs | Total Quarterly Distribution to GP | Total Annual Distribution to LPs | Total Annual Distribution to GP |
|---|---|---|---|---|---|---|---|---|---|---|
| 98.0% | 2.0% | $0.0000 | $0.3019 | $0.3019 | $0.0062 | 46.1 | $13.9 | $0.3 | $55.7 | $1.1 |
| 85.0% | 15.0% | 0.3019 | 0.3281 | 0.0263 | 0.0046 | 46.1 | 1.2 | 0.2 | 4.8 | 0.9 |
| 75.0% | 25.0% | 0.3281 | 0.3938 | 0.0079 | 0.0026 | 46.1 | 0.4 | 0.1 | 1.5 | 0.5 |
| 50.0% | 50.0% | 0.3938 | | -- | -- | 46.1 | -- | -- | -- | -- |
| | | | | | | | $15.5 | $0.6 | $62.0 | $2.5 |

| % of Total Distributions to the GP | 3.8% |
|---|---|
| % of Total Distributions to the IDRs | 1.8% |

Source: FactSet, public filings and VTTI management
1. Includes general partner's 2.0% interest
2. Per VTTI management, representing VTTI's 51.0% share in VTTI Operating's cash and debt (excluding ATB Phase 2 facility) and 100.0% of VTTI cash and debt
3. IBES estimates adjusted to reflect VTTI's 51.0% interest in VTTI Operating
4. VTTI Financial Projections do not incorporate future dropdowns
5. €300 million facility converted at 1.080x USD/EUR exchange rate as of March 22, 2017 and shown on a fully consolidated basis (i.e., not pro rata)
6. Incorporates current pro rata net debt and projected EBITDA per VTTI management

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VTTI Situation Analysis
Wall Street Research1 ($ in millions, except per unit amounts)
Summary Price Targets
Firm Analyst Date Recommendation Target Price
Wells Fargo Praneeth Satish 03/09/17 Hold $22.00
Credit Suisse Bhavesh Lodaya 03/03/17 Neutral 19.00
Citi Faisel Khan 03/03/17 Buy 21.00
DA Davidson Poe Fratt 03/03/17 Buy 21.00
MUFG Securities Barrett Blaschke 03/02/17 Hold 19.00
Median: $21.00
Mean: 20.40
Low: 19.00
High: 22.00
Analyst Recommendations
Buy (2)
40%
Hold (3)
60%
Distribution Per Unit Estimates
$2.00
$1.50
$1.00
$0.50
$--
$1.43 $1.54 $1.70 $1.34 $1.34 $1.34 $1.43 $1.57 $1.46 $1.64 $1.34 $1.34 $1.34 $1.42 $1.56 $1.63
2017E 2018E 2019E
Wells Fargo Credit Suisse DA Davidson EBITDA Estimates
$175.0
$150.0
$125.0
$100.0
$75.0
$50.0
$25.0
$--
$99.7 $97.9 $142.3 $96.9 $101.3 $106.0 $104.4 $109.5 $103.2 $105.2 $97.9 $99.0 $99.1 $103.2 $104.9 $104.4
2017E 2018E 2019E
MUFG Securities VTTI Management IBES Consensus
Source: FactSet, Wall Street Research, Bloomberg
1. Estimates for Wall Street Research incorporate assumptions of dropdowns

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VTTI Situation Analysis
Wall Street Research Commentary
“The reasons cited for this decision are low trading price relative to expectations, high cost of capital and low trading liquidity making dropdowns unattractive and an overall unfavorable view of the MLP sector. In our view, the offer price undervalues the MLP and we are disappointed at the lack of parental support towards future dropdowns. We had expected alternative sources of financing, restructuring or low priced dropdowns to help VTTI maintain its growth trajectory.”
- Credit Suisse, Bhavesh Lodaya;
March 3, 2017
“The deal requires a majority approval of the non-control unitholders. As highlighted in the MLP Minority Squeeze Out, minority squeeze out deals have been done at a ~9.0% premium in the past. We believe that VTTI shares are worth at least the $21.00 IPO price.”
- Citi, Faisel Khan
March 3, 2017
“The proposal will be assessed by VTTI Energy Partners’ independent directors. If an offer is deemed worthy of consideration, a conflicts committee will be formed to negotiate and finalize the terms. VTTI BV owns a majority of VTTI units, but a transaction requires approval of a majority of VTTI units owned by non-affiliates. We expect push-back from institutional holders and a higher bid seems likely. Considering the August 2016 equity offering at ~$19.40 and the August 2014 IPO at $21.00, most large VTTI unit holders likely have a higher average cost basis with a $20.00 handle. As a result, the proposed offer is not likely to be high enough to garner enough support even though VTTI has dropped less than the Alerian MLP Infrastructure Index (“AMZI”) over the same timeframe.”
- DA Davidson, Poe Fratt;
March 3, 2017

EVERCORE vtti energy partners

Preliminary Draft - Confidential VTTI Situation Analysis Historical Trading Performance Unit Price 7/31/14: VTTI prices its initial public offering at $21.00 per unit and on the first day of trading its unit price increases by 5.2% to close at $21.10 per unit on 12.3 million trades1 8/21/2015: Vitol buys its partner MISC Berhad out of its 50.0% ownership in VTTI B.V 10/24/2016: Announces
Buckeye’s acquisition of 50.0% interest in VTTI B.V. for $1.2 billion 10/31/2016: Announces VTTI B.V.’s acquisition of 70.0% of ENNA’s Adriatic Tank Terminal in the Port of Ploce (interest held outside VTTI) 1/25/2017: Announces VTTI B.V.’s acquisition of
75.0% of the PetroAmerica Terminal close to the Panama Canal (interest held outside VTTI) 3/2/2017: Announces VTTI B.V.’s offer to acquire all VTTI units owned by the public for $18.75 per unit 7/1/15: Announces acquisition $35.00 of additional 6.6% interest in
VTTI Operating (pro forma 42.6% interest) 8/8/2016: Announces (i) second quarter results, (ii) purchase of additional 8.4% interest in VTTI Operating for $96.2 million cash (pro-forma interest in VTTI Operating of 51.0%) and (iii) financing of acquisition with follow-on offering of 5.25 million LP units for $19.30 per unit $40.00 $30.00 $25.00 $20.00 $15.00 $10.00 7/31/14 11/4/14 2/9/15 5/16/15 8/21/15 11/25/15 3/1/16 6/5/16 9/10/16 12/15/16 3/22/17 3,000 2,500 2,000 1,500 1,000 500 -- Volume (in thousands)1 Volume VTTI Price Source: FactSet, Partnership filings Note: Market data as of March 22, 2017 1. Trading volume of 12,302,340 trades on VTTI’s first trading day of August 1, 2014 not fully captured in chart 11 EVERCORE vtti energy partners

Preliminary Draft - Confidential
VTTI Situation Analysis
Equity Ownership Summary
Current Unitholders Units % of Total
Institutional
Top 10:
Goldman Sachs Group and Subsidiaries 3,966,577 8.4%
Harvest Fund Advisors LLC 2,811,350 6.0%
Salient Capital Advisors LLC 2,791,230 5.9%
Waddell & Reed Investment Management Co. 2,108,502 4.5%
Kayne Anderson Capital Advisors LP 1,805,589 3.8%
Tortoise Capital Advisors LLC 1,697,421 3.6%
ClearBridge Investments LLC 1,280,066 2.7%
Cushing Asset Management LP 1,147,594 2.4%
Eagle Global Advisors LLC 945,500 2.0%
AT Investment Advisers, Inc. 500,000 1.1%
Other 5,025,835 10.7%
Total Institutional Ownership 24,079,664 51.2%
Insiders
VTTI B.V.1 22,961,887 48.8%
Total Insiders 22,961,887 48.8%
Total Units Outstanding1 47,041,551 100.0%
Short Interest2 286,847 0.6%
Source: FactSet, Bloomberg
1. Includes general partner’s 2.0% interest
2. Short interest per Bloomberg as of March 22, 2017

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III. VTTI Operating Asset Overview and Projections
EVERCORE

Preliminary Draft – Confidential

# VTTI Operating Asset Overview and Projections

## Overview of VTTI Operating

***($ in millions)***

### Company Overview

- VTTI Operating, headquartered in Rotterdam, the Netherlands, is one of the largest independent owners of refined petroleum product and crude oil terminaling assets in the world
- Portfolio consists of six terminal complexes located in Europe, the Middle East, Asia and North America
  - 396 tanks with 35.7 MMBbls of storage capacity
- Provides primarily fee-based terminaling services to energy and energy-related companies engaged in the production, processing, distribution and marketing of refined products and crude oil
- VTTI currently owns 51.0% of VTTI Operating

### 2017E Gross Capacity[1]


North America 7.9%
Amsterdam 23.6%
Johor 15.7%
Rotterdam 19.7%
Fujairah 21.3%
Antwerp 11.8%

2017E Gross Capacity: 35.7 MMBbls

### 2017E Net Revenue[2]


North America 8.2%
Amsterdam 24.6%
Johor 16.4%
Rotterdam 18.5%
Fujairah 20.0%
Antwerp 12.3%

2017E Revenue: $286.3 million

### Historical and Projected Revenue and EBITDA


($ in millions)
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$--
EBITDA Margin
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
2010A $171.7 $85.2 49.6%
2011A $189.1 $107.9 57.1%
2012A $257.6 $155.4 60.3%
2013A $299.2 $186.5 62.3%
2014A $303.2 $173.9 57.4%
2015A $289.7 $201.3 69.5%
2016A $282.9 $199.3 70.4%
2017E $286.3 $205.5 71.8%
2018E $292.3 $208.0 71.1%
2019E $299.2 $208.4 69.6%
2020E $306.3 $209.7 68.5%
2021E $313.8 $210.8 67.2%
Revenue
EBITDA³
EBITDA Margin

Source: VTTI management
1. Includes 10.0% non-controlling interest in Rotterdam and Fujairah terminal complexes
2. Excludes 10.0% non-controlling interest in Rotterdam and Fujairah terminal complexes
3. Includes VTTI Operating corporate overhead expense

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# VTTI Operating Asset Overview and Projections

## VTTI Operating Global Asset Footprint

### VTTI Operating Assets

| Location | Ownership | Gross Capacity (MMBbls) | No. of tanks |
|---|---|---|---|
| Amsterdam | 100.0% | 8.4 | 211 |
| Rotterdam | 90.0% | 7.0 | 28 |
| Antwerp | 100.0% | 4.2 | 45 |
| Fujairah | 90.0% | 7.6 | 47 |
| Johor | 100.0% | 5.6 | 41 |
| Seaport Canaveral | 100.0% | 2.8 | 24 |
| **Total VTTI Operating** | | **35.7** | **396** |

### TopCo Assets

| Location | Ownership | Gross Capacity (MMBbls) | No. of Tanks |
|---|---|---|---|
| Ventspils, Latvia | 49.0% | 7.5 | 105 |
| Vasiliko, Cyprus | 100.0% | 3.4 | 28 |
| Buenos Aires, Argentina | 100.0% | 1.4 | 24 |
| Nairobi, Kenya | 100.0% | 0.7 | 10 |
| Kaliningrad, Russia | 100.0% | 0.3 | 7 |
| Lagos, Nigeria | 50.0% | 0.1 | 2 |
| Johor, Malaysia Phase 2 | 100.0% | 1.6 | 12 |
| Fujairah, UAE Phase 3 | 90.0% | 2.7 | 5 |
| Cape Town, South Africa | 100.0% | 0.8 | 12 |
| **Total TopCo** | | **18.5** | **205** |

### Global VTTI Operating Asset Map


Amsterdam, Netherlands
Rotterdam, Netherlands
Antwerp, Belgium
Ventspils, Latvia
Kalingrad, Russia
Seaport Canaveral, Florida, USA
Vasiliko, Cyprus
Fujairah, UAE
Lagos, Nigeria
Mombasa, Kenya
Johor, Malaysia
Buenos Aires, Argentina
Cape Town, South Africa
Legend
VTTI Operating
VTTI TopCo
<5 MMBbls
20 MMBbls

Source: Partnership filings and presentations and Wall Street Research

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VTTI Operating Asset Overview and Projections
Summary of VTTI Operating’s Terminal Complex Assets
Ownership Gross Capacity Net Capacity Maximum
Location Interest (MMBbls) (MMBbls) # of Tanks Products Draft (Feet) Connectivity
Amsterdam 100.0% 8.4 8.4 211 Refined Products 46 Ship Barge Road Railroad
Europe Rotterdam 90.0% 7.0 6.3 28 Refined Products 69 Ship Barge Road Railroad Pipeline
Antwerp 100.0% 4.2 4.2 45 Refined Products Crude Oil LPG 46 Ship Barge Road Railroad Pipeline
Middle East Fujairah 90.0% 7.6 6.8 47 Refined Products Crude Oil 54 Ship Barge Road Pipeline
Asia Johor Phase 1 Florida 100.0% 100.0% 5.6 2.8 5.6 2.8 41 24 Refined Products Refined Products 57 39 Ship Barge Road Ship Barge Road
North America Total 35.7 34.1 396 Pipeline
Source: VTTI management

EVERCORE Vtti energy partners

Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
Summary of VTTI Operating Customer Contracts
VTTI Operating’s terminal complexes generate revenue primarily under multi-year, fee-based, take-or-pay arrangements with creditworthy counterparties
VTTI Operating’s contracts typically have a duration of generally two to four years
In addition to Vitol, VTTI Operating’s counterparties include major oil traders and other significant oil and gas industry participants, including subsidiaries of A- to AAA-rated global corporations such as Shell and Exxon
Relationships with many of the trading companies date back to the early years of VTTI B.V.’s existence, while relationships with oil majors have been developed over the last four years
Since July 2016, VTTI has entered into the following new storage contracts:
Petronas has contracted 137,686 m3 of fuel oil storage capacity in Johor from August 17, 2016 through July 31, 2018 at a rate of $4.40/m3/month
Koch Industries has contracted 125,011 m3 of fuel oil storage capacity in Johor from September 1, 2016 through August 31, 2017 at a rate of $4.14/m3/month
Exxon has contracted 36,000 m3 of gasoil storage capacity in Antwerp from January 1, 2017 through December 31, 2020 at a rate of € 3.30/m 3/month
Prax has contracted 82,500 m3 of gasoline storage capacity in Antwerp from January 1, 2017 through June 30, 2017 at a rate of € 3.93/m3/month
Vitol has contracted 27,890 m3 of gasoline storage capacity in Johor from January 1, 2017 through December 31, 2017 at a rate of $4.20/m3/month
Vitol has contracted 27,925 m3 of distillate storage capacity in Johor from January 1, 2017 through December 31, 2017 at a rate of $4.20/m3/month
Source: VTTI management and public filings

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Amsterdam, Netherlands (“ETA”) ($ in millions) Overview
The Amsterdam terminal complex (“ETA”) serves the Northwest European gasoil market along with traditional gasoline exports to the US East Coast and to West Africa
ETA offers complex blending services and includes a large number of berths that accommodate a broad range of vessel types
Heavy investment since 2006 in retrofitting and upgrades
Projected Revenue and EBITDA $56.2 $57.7 $59.2 $61.2 $63.3 $65.5
$33.7 $33.4 $34.1 $35.2 $36.2 $37.3
2016E 2017E 2018E 2019E 2020E 2021E
Revenue EBITDA Source: VTTI management
Map of Operations Amsterdam Terminal Complex (ETA)
Key Statistics
Capacity 8.4 MMBbl
Number of Tanks 211
Number of Jetties 11
Maximum Draft 46 feet
Product Scope Petroleum Products: Gasoline, Kerosene, Gasoil, Diesel and
VGO 17 EVERCORE vtti energy partners

Preliminary Draft – Confidential VTTI Operating Asset Overview and Projections
VTTI Operating Projections – ETA ($ in millions, except per unit amounts)
The following sets forth the operating projections at ETA as provided by VTTI management:
For the Years Ending December 31, 2017E 2018E 2019E 2020E 2021E
Shell Capacity Sold
Contracted Storage (‘000 m3) 1,221.3 1,154.5 447.6 —   —
Non-Contracted Storage (‘000 m3) 97.4 167.0 873.9 1,321.5 1,321.5
Total Shell Capacity Sold (‘000 m3) 1,318.7 1,321.5 1,321.5 1,321.5 1,321.5
Total Revenue
Contracted Storage $49.0 $47.6 $19.8 $—   $—
Non-Contracted Storage 3.5 6.2 35.9 57.5 59.5
Total Storage Revenue $52.5 $53.8 $55.6 $57.5 $59.5
Weighted Average Rate ($/m3 /month)
Contracted + Non-Contracted $3.32 $3.39 $3.51 $3.62 $3.75
Contracted 3.34 3.43 3.68 N/A N/A
Non-Contracted 3.02 3.12 3.42 3.62 3.75
Contracted Throughput Revenue $—   $—   $—   $—   $—
Non-Contracted Throughput Revenue —   —   —   —   —
Other Income 5.2 5.4 5.6 5.8 6.0
Total Revenue $57.7 $59.2 $61.2 $63.3 $65.5
Less: Operating Expenses (24.2) (25.1) (26.0) (27.1) (28.2)
Asset EBITDA $33.4 $34.1 $35.2 $36.2 $37.3
Storage Revenue by Customer
AIC $17.2 $17.5 $17.9 $18.4 $18.9
Chevron / Sasoil 6.2 6.2 6.5 6.8 7.0
Gunvor 11.6 11.9 12.4 12.9 13.4
P66 5.5 5.7 5.9 6.2 6.4
Vitol 12.0 12.4 12.9 13.2 13.8
Total Storage Revenue $52.5 $53.8 $55.6 $57.5 $59.5
Weighted Average Rate by Customer ($/m3 /month)
AIC $2.80 $2.85 $2.92 $3.00 $3.08
Chevron / Sasoil 3.16 3.12 3.24 3.37 3.50
Gunvor 4.09 4.23 4.39 4.57 4.75
P66 4.09 4.23 4.39 4.57 4.75
Vitol 3.38 3.50 3.62 3.73 3.88
Total Weighted Average Storage Rate $3.32 $3.39 $3.51 $3.62 $3.75
Source: VTTI management
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Rotterdam, Netherlands (“ETT”) ($ in millions)
Overview
The Rotterdam terminal complex (“ETT”) is located in one of Europe’s busiest ports and primarily services fuel oil and middle distillate products
ETT has a draft berth infrastructure that is capable of receiving a Very Large Crude Carrier (“VLCC”) and offers direct connections to truck, rail, and the NATO pipeline system
Projected Revenue and EBITDA1
$58.3 $57.7 $60.1 $62.4 $64.8 $67.4
$39.9 $40.5 $42.3 $43.9 $45.6 $47.3
2016E 2017E 2018E 2019E 2020E 2021E
Revenue EBITDA
Source: VTTI management
1. Net to VTTI’s 90.0% interest in ETT
Map of Operations Rotterdam Terminal Complex (ETT) Key Statistics
Capacity 7.0 MMBbl (6.3 MMBbl net1 )
Number of Tanks 28
Number of Jetties 14
Maximum Draft 69 feet
Petroleum Products: Crude, Gasoline, Jet Fuel, Kerosene,
Product Scope
Naphtha, Gasoil, Diesel, Fuel Oil and VGO
Chemicals: Petrochemicals, Solvents, Alcohols
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Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
VTTI Operating Projections – ETT1
($ in millions, except per unit amounts)
The following sets forth the operating projections at ETT as provided by VTTI management:
For the Years Ending December 31, 2017E 2018E 2019E 2020E 2021E
Shell Capacity Sold
Contracted Storage (‘000 m3) 913.3 767.4 531.7 —   —
Non-Contracted Storage (‘000 m3) 79.1 237.3 473.0 1,004.7 1,004.7
Total Shell Capacity Sold (‘000 m3) 992.4 1,004.7 1,004.7 1,004.7 1,004.7
Total Revenue
Contracted Storage $46.7 $40.3 $28.8 $—   $—
Non-Contracted Storage 4.1 12.8 26.2 57.2 59.4
Total Storage Revenue $50.9 $53.0 $55.0 $57.2 $59.4
Weighted Average Rate ($/m3 /month)
Contracted + Non-Contracted $4.27 $4.40 $4.56 $4.74 $4.92
Contracted 4.27 4.37 4.52 N/A N/A
Non-Contracted 4.33 4.48 4.62 4.74 4.92
Contracted Throughput Revenue $0.6 $0.6 $0.7 $0.7 $0.7
Non-Contracted Throughput Revenue 0.3 0.4 0.4 0.4 0.4
Other Income 5.9 6.1 6.3 6.6 6.8
Total Revenue $57.7 $60.1 $62.4 $64.8 $67.4
Less: Operating Expenses (17.2) (17.8) (18.5) (19.3) (20.0)
Asset EBITDA $40.5 $42.3 $43.9 $45.6 $47.3
Storage Revenue by Customer
Shell $14.3 $7.1 $7.4 $7.7 $8.0
Solvadis 4.1 4.3 4.3 4.4 4.5
SK 4.9 5.7 5.9 6.1 6.4
Vitol 27.6 36.0 37.4 38.9 40.5
Total Storage Revenue $50.9 $53.0 $55.0 $57.2 $59.4
Weighted Average Rate by Customer ($/m 3 /month)
Shell $4.27 $4.48 $4.66 $4.85 $5.04
Solvadis 4.57 4.72 4.79 4.89 5.02
SK 4.35 4.48 4.65 4.84 5.03
Vitol 4.21 4.34 4.51 4.69 4.88
Total Weighted Average Storage Rate $4.27 $4.40 $4.56 $4.74 $4.92
Source: VTTI management
1. Net to VTTI’s 90.0% interest in ETT
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# VTTI Operating Asset Overview and Projections

## Antwerp, Belgium ("ATPC")

*($ in millions)*

### Overview

- The Antwerp terminal complex ("ATPC") is located in the Port of Antwerp and is connected to a pipeline network and harbor infrastructure
  - Serves the European inland market along with the aviation industry via the NATO pipeline
  - ATPC's vessel and train loading and unloading facilities for liquefied petroleum gases ("LPG") provides services to global chemical producers
    - Plans to develop 17.0 hectares of land for the petrochemical industry
  - ATPC is adjacent to a dedicated bitumen processing plant with a capacity of 3,300 metric tons per day (the "Refinery"), which is owned by VTTI B.V.

### Projected Revenue and EBITDA


$33.3
$20.9
$32.2
$20.8
$33.1
$21.3
$34.4
$22.1
$35.7
$23.0
$37.1
$23.8
2016E
2017E
2018E
2019E
2020E
2021E
Revenue
EBITDA

Source: VTTI management

### Map of Operations


Antwerp Terminal Complex (ATPC)

### Key Statistics

| | |
|---|---|
| Capacity | 4.2 MMBbl |
| Number of Tanks | 45 |
| Number of Jetties | 12 |
| Maximum Draft | 46 feet |
| Product Scope | **Petroleum Products:** Gasoline, Jet Fuel, Kerosene, Naphtha, Gasoil, Diesel, LPG, Fuel Oil and VGO |

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VTTI Operating Asset Overview and Projections
VTTI Operating Projections – ATPC ($ in millions, except per unit amounts)
The following sets forth the operating projections at ATPC as provided by VTTI management:
For the Years Ending December 31,
2017E 2018E 2019E 2020E 2021E
Shell Capacity Sold
Contracted Storage (‘000 m3) 518.9 438.1 67.9 64.0 21.1
Non-Contracted Storage (‘000 m3) 109.1 185.6 555.9 559.8 602.7
Total Shell Capacity Sold (‘000 m3) 627.9 623.8 623.8 623.8 623.8
Total Revenue
Contracted Storage $22.9 $20.1 $1.8 $1.8 $1.2
Non-Contracted Storage 4.8 8.5 27.9 29.0 30.9
Total Storage Revenue $27.7 $28.5 $29.7 $30.8 $32.1
Weighted Average Rate ($/m 3 /month)
Contracted + Non-Contracted $3.68 $3.81 $3.96 $4.12 $4.28
Contracted 3.68 3.82 2.21 2.35 4.75
Non-Contracted 3.66 3.80 4.18 4.32 4.27
Contracted Throughput Revenue $2.4 $- $- $- $-
Non-Contracted Throughput Revenue 0.7 3.1 3.2 3.3 3.4
Other Income 1.4 1.5 1.5 1.6 1.6
Total Revenue $32.2 $33.1 $34.4 $35.7 $37.1
Less: Operating Expenses (11.4) (11.8) (12.3) (12.8) (13.3)
Asset EBITDA $20.8 $21.3 $22.1 $23.0 $23.8
Storage Revenue by Customer
Apetra $0.7 $0.7 $0.7 $0.7 $0.7
Exxon 1.6 1.6 1.7 1.7 1.8
Refinery 1.0 1.1 1.1 1.2 1.2
Vitol 24.5 25.2 26.2 27.2 28.3
Total Storage Revenue $27.7 $28.5 $29.7 $30.8 $32.1
Weighted Average Rate by Customer ($/m 3 /month)
Apetra
Exxon $1.17 $1.19 $1.22 $1.25 $1.28
Refinery 3.55 3.67 3.82 3.97 4.13
Vitol 3.89 4.04 4.20 4.37 4.54
Total Weighted Average Storage Rate $3.68 $3.81 $3.96 $4.12 $4.28
Source: VTTI management

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Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
Fujairah, UAE (“FTL”) ($ in millions)
Overview
The Fujairah terminal complex (“FTL”) is located in the United Arab Emirates, between the Indian Ocean and the Persian Gulf
FTL’s position directly adjacent to the Port of Fujairah’s common-user oil berths allows for faster product handling rates
FTL’s berth flexibility and deep draft allow the accommodation of any size and any type of vessel
FTL is connected to the 80,000 Bpd Fujairah
Refinery Limited (“FRL”) refinery, which processes a combination of condensate and heavy crude oil
Projected Revenue and EBITDA1
$53.1 $53.9 $54.4 $54.9 $55.3 $55.8
$41.9 $43.2 $43.6 $44.0 $44.4 $44.8
2016E 2017E 2018E 2019E 2020E 2021E
Revenue EBITDA
Source: VTTI management
1. Net to VTTI’s 90.0% interest in FTL
Map of Operations
Fujairah Terminal Complex (FTL)
Key Statistics
Capacity 7.6 MMBbl (6.8 MMBbl1 )
Number of
Tanks 47
Number of
Jetties 9
Maximum
Draft 54 feet
Product Scope Petroleum Products: Crude, Gasoline, Jet Fuel, Kerosene,
Naphtha, Gasoil, Diesel, LPG, Fuel Oil and VGO

EVERCORE vtti energy partners

Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
VTTI Operating Projections – FTL1 ($ in millions, except per unit amounts)
The following sets forth the operating projections at FTL as provided by VTTI management:
For the Years Ending December 31,
2017E 2018E 2019E 2020E 2021E
Shell Capacity Sold
Contracted Storage (‘000 m3) 1,062.5 1,062.5 531.2 - -
Non-Contracted Storage (‘000 m3) - - 531.2 1,062.5 1,062.5
Total Shell Capacity Sold (‘000 m3) 1,062.5 1,062.5 1,062.5 1,062.5 1,062.5
Total Revenue
Contracted Storage $51.4 $51.9 $26.2 $- $-
Non-Contracted Storage - - 26.2 52.8 53.3
Total Storage Revenue $51.4 $51.9 $52.3 $52.8 $53.3
Weighted Average Rate ($/m 3 /month)
Contracted + Non-Contracted $4.03 $4.07 $4.11 $4.14 $4.18
Contracted 4.03 4.07 4.11 N/A N/A
Non-Contracted N/A N/A 4.11 4.14 4.18
Contracted Throughput Revenue $- $- $- $- $-
Non-Contracted Throughput Revenue - - - - -
Other Income 2.5 2.5 2.5 2.5 2.6
Total Revenue $53.9 $54.4 $54.9 $55.3 $55.8
Less: Operating Expenses (10.7) (10.8) (10.9) (11.0) (11.1)
Asset EBITDA $43.2 $43.6 $44.0 $44.4 $44.8
Storage Revenue by Customer
Vitol $51.4 $51.9 $52.3 $52.8 $53.3
Total Storage Revenue $51.4 $51.9 $52.3 $52.8 $53.3
Weighted Average Rate by Customer ($/m 3 /month)
Vitol $4.03 $4.07 $4.11 $4.14 $4.18
Total Weighted Average Storage Rate $4.03 $4.07 $4.11 $4.14 $4.18
Source: VTTI management
1. Net to VTTI’s 90.0% interest in FTL

EVERCORE vtti energy partners

Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
Johor, Malaysia (“ATB 1”) ($ in millions)
Overview
The Johor terminal complex (“ATB 1”) is located next to Singapore, which makes it well-placed to offer regional distribution
ATB 1’s deep draft berths can receive all tanker sizes including partially-laden VLCCs
Compared to other Singapore terminals, ATB 1 offers shorter turn-around times as well as product blending at lower operating costs
Projected Revenue and EBITDA
$54.0 $54.9 $55.0 $55.2 $55.4 $55.6
$41.7 $43.6 $43.5 $43.4 $43.3 $43.2
2016E 2017E 2018E 2019E 2020E 2021E
Revenue EBITDA
Source: VTTI management
Map of Operations
Johor Terminal Complex (ATB 1)
Key Statistics
Capacity 5.6 MMBbl
Number of
Tanks 41
Number of
Jetties 6
Maximum
Draft 56 feet
Product Scope Petroleum Products: Crude, Gasoline, Jet Fuel, Kerosene,
Naphtha, Gasoil, Diesel and Fuel Oil

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Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
VTTI Operating Projections – ATB 1 ($ in millions, except per unit amounts)
The following sets forth the operating projections at ATB 1 as provided by VTTI management:
For the Years Ending December 31,
2017E 2018E 2019E 2020E 2021E
Shell Capacity Sold
Contracted Storage (‘000 m3) 897.3 897.3 603.2 - -
Non-Contracted Storage (‘000 m3) - - 294.1 897.3 897.3
Total Shell Capacity Sold (‘000 m3) 897.3 897.3 897.3 897.3 897.3
Total Revenue
Contracted Storage $48.0 $48.0 $32.3 $- $-
Non-Contracted Storage - - 15.7 48.0 48.0
Total Storage Revenue $48.0 $48.0 $48.0 $48.0 $48.0
Weighted Average Rate ($/m 3 /month)
Contracted + Non-Contracted $4.46 $4.46 $4.46 $4.46 $4.46
Contracted 4.46 4.46 4.46 N/A N/A
Non-Contracted N/A N/A 4.46 4.46 4.46
Contracted Throughput Revenue $- $- $- $- $-
Non-Contracted Throughput Revenue - - - - -
Other Income 6.8 7.0 7.2 7.4 7.6
Total Revenue $54.9 $55.0 $55.2 $55.4 $55.6
Less: Operating Expenses (11.2) (11.5) (11.8) (12.1) (12.4)
Asset EBITDA $43.6 $43.5 $43.4 $43.3 $43.2
Storage Revenue by Customer
Idemitsu $2.7 $2.7 $2.7 $2.7 $2.7
Vitol 45.3 45.3 45.3 45.3 45.3
Total Storage Revenue $48.0 $48.0 $48.0 $48.0 $48.0
Weighted Average Rate by Customer ($/m 3 /month)
Idemitsu $4.00 $4.00 $4.00 $4.00 $4.00
Vitol 4.49 4.49 4.49 4.49 4.49
Total Weighted Average Storage Rate $4.46 $4.46 $4.46 $4.46 $4.46
Source: VTTI management

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Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
Seaport Canaveral, Florida, USA (“SC”) ($ in millions)
Overview
The Seaport Canaveral terminal complex (“SC”) is located on the east coast of Florida and delivers an independent supply of refined petroleum products to the state
With nearly 3.0 MMBbls of refined petroleum products capacity, SC supplies Florida’s major airports
Direct loading infrastructure for barges, seagoing vessels and trucks
A dedicated pipeline also delivers marine fuels to hydrants at the cruise ships terminal, where international cruise lines including Carnival and Norwegian obtain their bunker supplies
Projected Revenue and EBITDA
$30.0 $30.6 $31.2 $31.8 $32.4
$28.1
$22.1 $22.5 $23.0 $23.5 $23.9
$20.3
2016E 2017E 2018E 2019E 2020E 2021E
Revenue EBITDA
Source: VTTI management
Map of Operations
Florida Terminal Complex (SC)
Key Statistics
Capacity 2.8 MMBbl
Number of
Tanks 24
Number of
Jetties 2
Maximum
Draft 39 feet
Petroleum Products: Gasoline, Jet Fuel, Kerosene, Naphtha,
Gasoil, Diesel, Fuel Oil and Butane
Product Scope Chemicals: Alcohols (Ethanol)
Biodiesels: Methylesters

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Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
VTTI Operating Projections – SC ($ in millions, except per unit amounts)
The following sets forth the operating projections at SC as provided by VTTI management:
For the Years Ending December 31,
2017E 2018E 2019E 2020E 2021E
Shell Capacity Sold
Contracted Storage (‘000 m3) 453.5 453.5 113.4 - -
Non-Contracted Storage (‘000 m3) - - 340.2 453.5 453.5
Total Shell Capacity Sold (‘000 m3) 453.5 453.5 453.5 453.5 453.5
Total Revenue
Contracted Storage $24.3 $24.7 $6.3 $- $-
Non-Contracted Storage - - 18.9 25.7 26.3
Total Storage Revenue $24.3 $24.7 $25.2 $25.7 $26.3
Weighted Average Rate ($/m 3 /month)
Contracted + Non-Contracted $4.46 $4.55 $4.64 $4.73 $4.82
Contracted 4.46 4.55 4.64 N/A N/A
Non-Contracted N/A N/A 4.64 4.73 4.82
Contracted Throughput Revenue $1.4 $1.5 $0.4 $- $-
Non-Contracted Throughput Revenue - - 1.1 1.5 1.6
Other Income 4.3 4.3 4.4 4.5 4.6
Total Revenue $30.0 $30.6 $31.2 $31.8 $32.4
Less: Operating Expenses (7.8) (8.0) (8.2) (8.3) (8.5)
Asset EBITDA $22.1 $22.5 $23.0 $23.5 $23.9
Storage Revenue by Customer
Vitol $24.3 $24.7 $25.2 $25.7 $26.3
Total Storage Revenue $24.3 $24.7 $25.2 $25.7 $26.3
Weighted Average Rate by Customer ($/m 3 /month)
Vitol $4.46 $4.55 $4.64 $4.73 $4.82
Total Weighted Average Storage Rate $4.46 $4.55 $4.64 $4.73 $4.82
Source: VTTI management

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Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
Summary VTTI Operating Projections – Management Case
($ in millions)
The following sets forth the VTTI Operating Projections – Management Case as provided by VTTI management:
For the Years Ending December 31, CAGR
2017E 2018E 2019E 2020E 2021E 2017E - 2021E
Distributable Cash Flow
Asset EBITDA (Including Forex Hedging)1 $214.5 $217.1 $217.6 $219.1 $220.4 0.7%
Less: Corporate Overhead (Management Fee to VTTI B.V.) (9.0) (9.1) (9.3) (9.4) (9.5)
Adjusted EBITDA $205.5 $208.0 $208.4 $209.7 $210.8 0.6%
Less: Maintenance Capital Expenditures1 ($26.5) ($27.2) ($28.0) ($28.8) ($29.7)
Less: Cash Taxes1 (5.5) (10.0) (12.7) (15.6) (20.4)
Less: Cash Interest (26.1) (25.6) (23.1) (23.6) (24.6)
Operating Cash Flow $147.5 $145.1 $144.6 $141.7 $136.1
Less: Distributable Cash Flow Allocable to VTTI (75.2) (74.0) (73.8) (72.3) (69.4) (2.0%)
Distributable Cash Flow $72.3 $71.1 $70.9 $69.4 $66.7 (2.0%)
Distributions to Sponsor $72.3 $71.1 $70.9 $69.4 $66.7 (2.0%)
Total Coverage 1.00x 1.00x 1.00x 1.00x 1.00x
Distributed Cash Flow Surplus / (Shortfall) $- $- $- $- $-
Source: VTTI management
1. Reflects 90.0% interest in ETT and FTL

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Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
Summary VTTI Operating Projections – Management Case (cont’d)
($ in millions)
The following sets forth the funding assumptions utilized in the VTTI Operating Projections – Management Case and VTTI Operating’s resulting capital structure:
For the Years Ending December 31,
2017E 2018E 2019E 2020E 2021E
Sources
Operating Cash Flow $147.5 $145.1 $144.6 $141.7 $136.1
Debt Issuance 29.0 5.5 5.6 - -
Cash on Hand Utilized - - - - -
Total Sources $176.5 $150.6 $150.2 $141.7 $136.1
Uses
Cash Flow Made Available to the MLP $75.2 $74.0 $73.8 $72.3 $69.4
Distributions to the Sponsor 72.3 71.1 70.9 69.4 66.7
Growth Capital Expenditures 29.0 5.5 5.6 - -
Cash Build - - - - -
Total Uses $176.5 $150.6 $150.2 $141.7 $136.1
Capital Structure
Cash $13.2 $13.2 $13.2 $13.2 $13.2
Debt 588.1 598.5 610.7 617.8 625.0
Net Debt $574.9 $585.3 $597.5 $604.6 $611.8
Credit Statistics
Debt / Adjusted EBITDA 2.9x 2.9x 2.9x 2.9x 3.0x
Net Debt / Adjusted EBITDA 2.8 2.8 2.9 2.9 2.9
Source: VTTI management

EVERCORE vtti energy partners

Preliminary Draft – Confidential

# VTTI Operating Asset Overview and Projections

## Assumptions for the VTTI Operating Projections – Sensitivity Case I and Sensitivity Case II

- In addition to the Management Case, Evercore also analyzed two additional scenarios as outlined below
  - The VTTI Operating Projections – Sensitivity Case I, which assumes an increase in non-contracted rates of 10.0%
  - The VTTI Operating Projections – Sensitivity Case II, which assumes a decrease in non-contracted rates of 10.0%
- VTTI management's view is that an increase or decrease in weighted-average non-contracted rates exceeding 10.0% over the next five years is not likely
- The following sets forth VTTI management projections at various model dates for non-contracted rates:

**Estimated Weighted-Average Non-Contracted Rates ($/m[3]/month)[1]**

| Project | Velocity[2] | | Velocity II | | Velocity III | | Terminal Velocity |
|---|---|---|---|---|---|---|---|
| Model Date | Apr-15 | | Jul-16 | | Nov-16 | | Mar-17 |
| Amsterdam (ETA) | $2.85 | | $2.79 | | $2.79 | | $3.30 |
| Rotterdam (ETT) | 4.15 | | 4.02 | | 4.02 | | 4.28 |
| Antwerp (ATPC) | 2.96 | | 3.73 | | 3.73 | | 3.56 |
| Fujairah (FTL) | 3.50 | | 3.86 | | 3.86 | | 3.95 |
| Johor (ATB 1) | 4.13 | | 4.45 | | 4.45 | | 4.46 |
| Florida (SC) | 3.20 | | 4.33 | | 4.33 | | 4.46 |
| | | % Change | | % Change | | % Change | |
| Amsterdam (ETA) | | (1.9%) | | 0.0% | | 18.1%[3] | |
| Rotterdam (ETT) | | (3.1%) | | 0.0% | | 6.4% | |
| Antwerp (ATPC) | | 26.1%[4] | | 0.0% | | (4.6%) | |
| Fujairah (FTL) | | 10.1% | | 0.0% | | 2.4% | |
| Johor (ATB 1) | | 7.7% | | 0.0% | | 0.2% | |
| Florida (SC) | | 35.2%[5] | | 0.0% | | 2.9% | |

Source: VTTI management
1. Excludes effects of inflation indexation; Euro-denominated rates converted at 1.080x USD/EUR exchange rate as of March 22, 2017
2. Foreign exchange corrections estimated with guidance from VTTI management
3. Increase in estimated rates at ETA attributable to renewal of an AIC contract that accounts for 36.9% of ETA's storage capacity
4. Increase in estimated rates at ATPC attributable to major refurbishments and overhauls conducted in 2014 and 2015
5. Increase in estimated rates at SC attributable to shift in a large Vitol customer's local business model

EVERCORE 31 vtti energy partners

Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
Summary VTTI Operating Projections – Sensitivity Case I ($ in millions)
The following sets forth the VTTI Operating Projections – Sensitivity Case I, which assumes an increase in non-contracted rates of 10.0%: For the Years Ending December 31, CAGR 2017E 2018E 2019E 2020E 2021E 2017E—2021E Distributable Cash Flow
Asset EBITDA (Including Forex Hedging)1 $215.8 $219.8 $232.7 $246.2 $248.1 3.6%
Less: Corporate Overhead (Management Fee to VTTI B.V.) (9.0) (9.1) (9.3) (9.4) (9.5)
Adjusted EBITDA $206.8 $210.7 $223.4 $236.8 $238.6 3.6%
Less: Maintenance Capital Expenditures1 ($26.5) ($27.2) ($28.0) ($28.8) ($29.7)
Less: Cash Taxes1 (5.6) (10.5) (14.9) (19.3) (24.3)
Less: Cash Interest (26.1) (25.6) (23.1) (23.6) (24.6)
Operating Cash Flow $148.5 $147.4 $157.5 $165.1 $159.9
Less: Distributable Cash Flow Allocable to VTTI (75.7) (75.2) (80.3) (84.2) (81.5) 1.9%
Distributable Cash Flow $72.8 $72.2 $77.2 $80.9 $78.3 1.9%
Distributions to Sponsor $72.8 $72.2 $77.2 $80.9 $78.3 1.9%
Total Coverage 1.00x 1.00x 1.00x 1.00x 1.00x
Distributed Cash Flow Surplus / (Shortfall)
$— $— $— $— $—
Source: VTTI management
1. Reflects 90.0% interest in ETT and FTL

EVERCORE Vtti energy partners

Preliminary Draft – Confidential

# VTTI Operating Asset Overview and Projections

## Summary VTTI Operating Projections – Sensitivity Case I (cont'd)

*($ in millions)*

- The following sets forth the funding assumptions utilized in the VTTI Operating Projections – Sensitivity Case I and VTTI Operating's resulting capital structure:

| | For the Years Ending December 31, | | | | |
|---|---|---|---|---|---|
| | 2017E | 2018E | 2019E | 2020E | 2021E |
| ***Sources*** | | | | | |
| Operating Cash Flow | $148.5 | $147.4 | $157.5 | $165.1 | $159.9 |
| Debt Issuance | 29.0 | 5.5 | 5.6 | -- | -- |
| Cash on Hand Utilized | -- | -- | -- | -- | -- |
| Total Sources | $177.5 | $152.9 | $163.1 | $165.1 | $159.9 |
| ***Uses*** | | | | | |
| Cash Flow Made Available to the MLP | $75.7 | $75.2 | $80.3 | $84.2 | $81.5 |
| Distributions to the Sponsor | 72.8 | 72.2 | 77.2 | 80.9 | 78.3 |
| Growth Capital Expenditures | 29.0 | 5.5 | 5.6 | -- | -- |
| Cash Build | -- | -- | -- | -- | -- |
| Total Uses | $177.5 | $152.9 | $163.1 | $165.1 | $159.9 |
| ***Capital Structure*** | | | | | |
| Cash | $13.2 | $13.2 | $13.2 | $13.2 | $13.2 |
| Debt | 588.1 | 598.5 | 610.7 | 617.8 | 625.0 |
| Net Debt | $574.9 | $585.3 | $597.5 | $604.6 | $611.8 |
| ***Credit Statistics*** | | | | | |
| Debt / Adjusted EBITDA | 2.8x | 2.8x | 2.7x | 2.6x | 2.6x |
| Net Debt / Adjusted EBITDA | 2.8 | 2.8 | 2.7 | 2.6 | 2.6 |

Source: VTTI management

EVERCORE

33

vtti energy partners

Preliminary Draft – Confidential
VTTI Operating Asset Overview and Projections
Summary VTTI Operating Projections – Sensitivity Case II
($ in millions)
The following sets forth the VTTI Operating Projections – Sensitivity Case II, which assumes a decrease in non-contracted rates of 10.0%: For the Years Ending December 31,
CAGR 2017E 2018E 2019E 2020E 2021E 2017E - 2021E
Distributable Cash Flow
Asset EBITDA (Including Forex Hedging)1 $213.3 $214.3 $202.5 $192.1 $192.6 (2.5%)
Less: Corporate Overhead (Management Fee to VTTI B.V.) (9.0) (9.1) (9.3) (9.4) (9.5)
Adjusted EBITDA $204.3 $205.2 $193.3 $182.7 $183.1 (2.7%)
Less: Maintenance Capital Expenditures1 ($26.5) ($27.2) ($28.0) ($28.8) ($29.7)
Less: Cash Taxes1 (5.3) (9.6) (10.5) (11.8) (16.5)
Less: Cash Interest (26.1) (25.7) (23.2) (24.1) (25.2)
Operating Cash Flow $146.4 $142.7 $131.6 $118.0 $111.7
Less: Distributable Cash Flow Allocable to VTTI (74.7) (72.8) (67.1) (60.2) (56.9) (6.5%)
Distributable Cash Flow $71.7 $69.9 $64.5 $57.8 $54.7 (6.5%)
Distributions to Sponsor $71.7 $69.9 $64.5 $57.8 $54.7 (6.5%)
Total Coverage 1.00x 1.00x 1.00x 1.00x 1.00x
Distributed Cash Flow Surplus / (Shortfall) $— $— $— $— $—
Source: VTTI management
1. Reflects 90.0% interest in ETT and FTL

EVERCORE Vtti energy partners

Preliminary Draft – Confidential

# VTTI Operating Asset Overview and Projections

## Summary VTTI Operating Projections – Sensitivity Case II (cont'd)

*($ in millions)*

- The following sets forth the funding assumptions utilized in the VTTI Operating Projections – Sensitivity Case II and VTTI Operating's resulting capital structure:

| | For the Years Ending December 31, | | | | |
|---|---|---|---|---|---|
| | 2017E | 2018E | 2019E | 2020E | 2021E |
| ***Sources*** | | | | | |
| Operating Cash Flow | $146.4 | $142.7 | $131.6 | $118.0 | $111.7 |
| Debt Issuance | 29.0 | 5.5 | 5.6 | -- | -- |
| Cash on Hand Utilized | -- | -- | -- | -- | -- |
| Total Sources | $175.4 | $148.2 | $137.2 | $118.0 | $111.7 |
| ***Uses*** | | | | | |
| Cash Flow Made Available to the MLP | $74.7 | $72.8 | $67.1 | $60.2 | $56.9 |
| Distributions to the Sponsor | 71.7 | 69.9 | 64.5 | 57.8 | 54.7 |
| Growth Capital Expenditures | 29.0 | 5.5 | 5.6 | -- | -- |
| Cash Build | -- | -- | -- | -- | -- |
| Total Uses | $175.4 | $148.2 | $137.2 | $118.0 | $111.7 |
| ***Capital Structure*** | | | | | |
| Cash | $13.2 | $13.2 | $13.2 | $13.2 | $13.2 |
| Debt | 588.1 | 598.5 | 610.7 | 617.8 | 624.9 |
| Net Debt | $574.9 | $585.3 | $597.5 | $604.6 | $611.7 |
| ***Credit Statistics*** | | | | | |
| Debt / Adjusted EBITDA | 2.9x | 2.9x | 3.2x | 3.4x | 3.4x |
| Net Debt / Adjusted EBITDA | 2.8 | 2.9 | 3.1 | 3.3 | 3.3 |

Source: VTTI management

EVERCORE

35

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Preliminary Draft – Confidential
IV. VTTI Financial Projections
EVERCORE

Preliminary Draft – Confidential

# VTTI Financial Projections

## Assumptions for the VTTI Financial Projections – Management Case

*($ in millions)*

- Evercore reviewed standalone financial projections for the VTTI as provided by VTTI management (the "VTTI Financial Projections – Management Case")
  - The VTTI Financial Projections – Management Case include the following EBITDA, cash interest, cash taxes, maintenance capital expenditures, growth capital expenditures and debt balances as provided by VTTI management:

| | For the Years Ending December 31, | | | | |
|---|---|---|---|---|---|
| | 2017E | 2018E | 2019E | 2020E | 2021E |
| Asset EBITDA (Including Forex Hedging) | $109.4 | $110.7 | $111.0 | $111.8 | $112.4 |
| Less: Corporate Overhead (Management Fee to VTTI B.V.) | (4.6) | (4.6) | (4.7) | (4.8) | (4.9) |
| Less: Public Company Expenses | (6.9) | (7.0) | (7.1) | (7.2) | (7.3) |
| Adjusted EBITDA | $97.9 | $99.0 | $99.1 | $99.7 | $100.2 |
| | | | | | |
| Cash Interest | ($16.8) | ($17.0) | ($15.9) | ($16.4) | ($17.0) |
| Cash Taxes | (2.8) | (5.1) | (6.5) | (7.9) | (10.4) |
| Maintenance Capital Expenditures | (13.5) | (13.9) | (14.3) | (14.7) | (15.2) |
| Growth Capital Expenditures | (14.8) | (2.8) | (2.9) | -- | -- |
| | | | | | |
| Starting Balance – Intercompany Loan to VTTI | $75.0 | $75.0 | $75.0 | $75.0 | $75.0 |
| Issuance / (Repayment) of Intercompany Loan to VTTI | -- | -- | -- | -- | -- |
| Ending Balance – Intercompany Loan to VTTI | $75.0 | $75.0 | $75.0 | $75.0 | $75.0 |
| | | | | | |
| Starting Balance – VTTI Operating Debt Allocable to VTTI | $284.0 | $300.0 | $305.3 | $311.5 | $315.1 |
| Debt Issuance at VTTI Operating Allocable to VTTI | 14.8 | 2.8 | 2.9 | -- | -- |
| Foreign Exchange Impacts at VTTI Operating Allocable to VTTI | 1.1 | 2.5 | 3.4 | 3.6 | 3.6 |
| Ending Balance – VTTI Operating Debt Allocable to VTTI | $300.0 | $305.3 | $311.5 | $315.1 | $318.7 |

  - Growth capital expenditures financed with VTTI Operating's Revolving Credit Facility
  - Assumes the current run-rate distribution of $1.3440 per unit throughout the projection period

Source: VTTI management

EVERCORE 36 vtti energy partners

Preliminary Draft – Confidential
VTTI Financial Projections
VTTI Financial Projections – Management Case ($ in millions, except per unit amounts)
The following sets forth the VTTI Operating Projections – Management Case as provided by VTTI management:
For the Years Ending December 31, CAGR
2017E 2018E 2019E 2020E 2021E 2017E - 2021E
Asset EBITDA (Including Forex Hedging) $109.4 $110.7 $111.0 $111.8 $112.4 0.7%
Less: Corporate Overhead (Management Fee to VTTI B.V.) (4.6) (4.6) (4.7) (4.8) (4.9)
Less: Public Partnership Expenses (6.9) (7.0) (7.1) (7.2) (7.3)
Adjusted EBITDA $97.9 $99.0 $99.1 $99.7 $100.2 0.6%
Less: Maintenance Capital Expenditures ($13.5) ($13.9) ($14.3) ($14.7) ($15.2)
Less: Cash Taxes (2.8) (5.1) (6.5) (7.9) (10.4)
Less: VTTI Operating Cash Interest (13.3) (13.1) (11.8) (12.0) (12.6)
Less: VTTI Cash Interest (3.5) (3.9) (4.2) (4.3) (4.4)
Distributable Cash Flow $64.7 $63.0 $62.5 $60.7 $57.6 (2.9%)
Distributable Cash Flow
Common Units (Public) $33.0 $32.3 $32.1 $31.3 $29.9
Common Units (Parent) 1.8 1.7 1.7 1.7 1.6
Subordinated Units (Parent) 27.3 26.8 26.6 25.9 24.8
GP/IDRs 2.7 2.2 2.1 1.8 1.3
Total Distributable Cash Flow $64.7 $63.0 $62.5 $60.7 $57.6 (2.9%)
Distributed Cash Flow
Common Units (Public) $32.7 $32.7 $32.7 $32.7 $32.7
Common Units (Parent) 1.7 1.7 1.7 1.7 1.7
Subordinated Units (Parent) 27.0 27.0 27.0 27.0 27.0
GP/IDRs 2.5 2.5 2.5 2.5 2.5
Total Distributed Cash Flow $63.9 $63.9 $63.9 $63.9 $63.9 0.0%
GP IDR Tier 25.0% 25.0% 25.0% 25.0% 25.0%
% to GP/IDRs 3.8% 3.8% 3.8% 3.8% 3.8%
Weighted Average LP Units Outstanding 45.7 45.7 45.7 45.7 45.7
DCF / LP Unit $1.36 $1.33 $1.32 $1.29 $1.23 (2.4%)
Distribution / LP Unit 1.34 1.34 1.34 1.34 1.34 0.0%
LP Coverage 1.01x 0.99x 0.98x 0.96x 0.92x
Total Coverage 1.01 0.99 0.98 0.95 0.90
Distributable Cash Flow Surplus / (Shortfall) $0.8 ($0.9) ($1.4) ($3.2) ($6.3)
Source: VTTI management

EVERCORE Vtti energy partners

Preliminary Draft – Confidential

# VTTI Financial Projections

## VTTI Financial Projections – Management Case (cont'd)

*($ in millions)*

- The following sets forth the funding assumptions utilized in the VTTI Financial Projections – Management Case and VTTI's resulting capital structure:

| | For the Years Ending December 31, | | | | |
|---|---|---|---|---|---|
| | 2017E | 2018E | 2019E | 2020E | 2021E |
| ***Sources*** | | | | | |
| DCF Surplus | $0.8 | $-- | $-- | $-- | $-- |
| Debt Issuance | 14.8 | 2.8 | 2.9 | -- | -- |
| Cash on Hand Utilized | -- | 0.9 | 1.4 | 3.2 | 6.3 |
| Total Sources | $15.6 | $3.7 | $4.3 | $3.2 | $6.3 |
| ***Uses*** | | | | | |
| DCF Shortfall | $0.0 | $0.9 | $1.4 | $3.2 | $6.3 |
| Growth Capital Expenditures | 14.8 | 2.8 | 2.9 | -- | -- |
| Cash Build | 0.8 | -- | -- | -- | -- |
| Total Uses | $15.6 | $3.7 | $4.3 | $3.2 | $6.3 |
| ***Capital Structure*** | | | | | |
| Cash - VTTI | $12.4 | $11.6 | $10.1 | $6.9 | $0.6 |
| Debt - VTTI | 75.0 | 75.0 | 75.0 | 75.0 | 75.0 |
| Net Debt - VTTI | $62.6 | $63.4 | $64.9 | $68.1 | $74.4 |
| Cash - Pro Rata | $19.1 | $18.3 | $16.8 | $13.7 | $7.4 |
| Debt - Pro Rata[1] | 375.0 | 380.3 | 386.5 | 390.1 | 393.7 |
| Net Debt - Pro Rata | $355.8 | $362.0 | $369.6 | $376.4 | $386.4 |
| Cash - Consolidated | $24.8 | $25.6 | $24.8 | $23.3 | $20.1 |
| Debt - Consolidated[1] | 663.1 | 673.5 | 685.7 | 692.8 | 700.0 |
| Net Debt - Consolidated | $638.3 | $647.9 | $661.0 | $669.5 | $679.8 |
| ***Credit Statistics*** | | | | | |
| Debt / Adjusted EBITDA - Pro Rata | 3.8x | 3.8x | 3.9x | 3.9x | 3.9x |
| Net Debt / Adjusted EBITDA - Pro Rata | 3.6 | 3.7 | 3.7 | 3.8 | 3.9 |
| Debt / Adjusted EBITDA - Consolidated | 3.2x | 3.2x | 3.3x | 3.3x | 3.3x |
| Net Debt / Adjusted EBITDA - Consolidated | 3.1 | 3.1 | 3.2 | 3.2 | 3.2 |

Source: VTTI management
1. Includes impact of foreign exchange on debt balances as provided by VTTI management

EVERCORE 38 vtti energy partners

Preliminary Draft – Confidential
VTTI Financial Projections
Assumptions for the VTTI Financial Projections – Sensitivity Case I and Sensitivity Case II
In addition to the Management Case, Evercore also analyzed two additional scenarios as outlined below
The VTTI Financial Projections – Sensitivity Case I assume the following:
The VTTI Operating Projections – Sensitivity Case I, which assumes an increase in non-contracted rates of 10.0%
Growth capital expenditures financed with VTTI Operating’s Revolving Credit Facility
Assumes increases to distributions to maintain total coverage of 1.10x and no decreases to distributions per unit
The VTTI Financial Projections – Sensitivity Case II assume the following:
The VTTI Operating Projections – Sensitivity Case II, which assumes a decrease in non-contracted rates of 10.0%
Growth capital expenditures financed with VTTI Operating’s Revolving Credit Facility
Allows distributions to decrease to maintain total coverage of 1.00x but does not decrease distributions below annualized minimum quarterly distribution of $1.05 per unit
39 EVERCORE vtti energy partners

Preliminary Draft – Confidential
VTTI Financial Projections
VTTI Financial Projections – Sensitivity Case I
($ in millions, except per unit amounts)
The following sets forth the VTTI Financial Projections – Sensitivity Case I:
For the Years Ending December 31, CAGR 2017E 2018E 2019E 2020E 2021E 2017E - 2021E
Asset EBITDA (Including Forex Hedging) $110.0 $112.1 $118.7 $125.5 $126.5 3.6%
Less: Corporate Overhead (Management Fee to VTTI B.V.) (4.6) (4.6) (4.7) (4.8) (4.9)
Less: Public Partnership Expenses (6.9) (7.0) (7.1) (7.2) (7.3)
Adjusted EBITDA $98.5 $100.4 $106.8 $113.5 $114.3 3.8%
Less: Maintenance Capital Expenditures ($13.5) ($13.9) ($14.3) ($14.7) ($15.2)
Less: Cash Taxes (2.9) (5.4) (7.6) (9.8) (12.4)
Less: VTTI Operating Cash Interest (13.3) (13.1) (11.8) (12.0) (12.6)
Less: VTTI Cash Interest (3.5) (3.9) (4.2) (4.3) (4.4)
Distributable Cash Flow $65.3 $64.2 $69.0 $72.6 $69.8 1.7%
Distributable Cash Flow
Common Units (Public)
$33.2 $32.8 $34.7 $36.1 $35.0
Common Units (Parent) 1.8 1.7 1.8 1.9 1.9
Subordinated Units (Parent) 27.5 27.1 28.7 29.9 29.0
GP/IDRs 2.8 2.5 3.7 4.6 3.9
Total Distributable Cash Flow $65.3 $64.2 $69.0 $72.6 $69.8 1.7%
Distributed Cash Flow
Common Units (Public) $32.7 $32.7 $32.7 $33.5 $33.5
Common Units (Parent) 1.7 1.7 1.7 1.8 1.8
Subordinated Units (Parent) 27.0 27.0 27.0 27.7 27.7
GP/IDRs 2.5 2.5 2.5 3.0 3.0
Total Distributed Cash Flow $63.9 $63.9 $63.9 $66.0 $66.0 0.8%
GP IDR Tier 25.0% 25.0% 25.0% 25.0% 25.0%
% to GP/IDRs 3.8% 3.8% 3.8% 4.5% 4.5%
Weighted Average LP Units Outstanding 45.7 45.7 45.7 45.7 45.7
DCF / LP Unit $1.37 $1.35 $1.43 $1.49 $1.44 1.3%
Distribution / LP Unit 1.34 1.34 1.34 1.38 1.38 0.6%
LP Coverage 1.02x 1.00x 1.06x 1.08x 1.04x
Total Coverage 1.02 1.00 1.08 1.10 1.06
Distributable Cash Flow Surplus / (Shortfall) $1.4 $0.3 $5.1 $6.6 $3.7
Source: VTTI management 40 EVERCORE vtti energy partners

Preliminary Draft – Confidential

# VTTI Financial Projections

## VTTI Financial Projections – Sensitivity Case I (cont'd)

*($ in millions)*

- The following sets forth the funding assumptions utilized in the VTTI Financial Projections – Sensitivity Case I and VTTI's resulting capital structure:

| | For the Years Ending December 31, | | | | |
|---|---|---|---|---|---|
| | 2017E | 2018E | 2019E | 2020E | 2021E |
| ***Sources*** | | | | | |
| DCF Surplus | $1.4 | $0.3 | $5.1 | $6.6 | $3.7 |
| Debt Issuance | 14.8 | 2.8 | 2.9 | -- | -- |
| Cash on Hand Utilized | -- | -- | -- | -- | -- |
| Total Sources | $16.1 | $3.1 | $8.0 | $6.6 | $3.7 |
| ***Uses*** | | | | | |
| DCF Shortfall | $0.0 | $0.0 | $0.0 | $0.0 | $0.0 |
| Growth Capital Expenditures | 14.8 | 2.8 | 2.9 | -- | -- |
| Cash Build | 1.4 | 0.3 | 5.1 | 6.6 | 3.7 |
| Total Uses | $16.1 | $3.1 | $8.0 | $6.6 | $3.7 |
| ***Capital Structure*** | | | | | |
| Cash - VTTI | $13.0 | $13.3 | $18.4 | $25.0 | $28.7 |
| Debt - VTTI | 75.0 | 75.0 | 75.0 | 75.0 | 75.0 |
| Net Debt - VTTI | $62.0 | $61.7 | $56.6 | $50.0 | $46.3 |
| Cash - Pro Rata | $19.7 | $20.0 | $25.1 | $31.7 | $35.5 |
| Debt - Pro Rata[1] | 375.0 | 380.3 | 386.5 | 390.1 | 393.7 |
| Net Debt - Pro Rata | $355.3 | $360.3 | $361.3 | $358.4 | $358.3 |
| Cash - Consolidated | $24.8 | $26.2 | $26.5 | $31.6 | $38.2 |
| Debt - Consolidated[1] | 663.1 | 673.5 | 685.7 | 692.8 | 700.0 |
| Net Debt - Consolidated | $638.3 | $647.4 | $659.3 | $661.2 | $661.8 |
| ***Credit Statistics*** | | | | | |
| Debt / Adjusted EBITDA - Pro Rata | 3.8x | 3.8x | 3.6x | 3.4x | 3.4x |
| Net Debt / Adjusted EBITDA - Pro Rata | 3.6 | 3.6 | 3.4 | 3.2 | 3.1 |
| Debt / Adjusted EBITDA - Consolidated | 3.2x | 3.2x | 3.1x | 2.9x | 2.9x |
| Net Debt / Adjusted EBITDA - Consolidated | 3.1 | 3.1 | 3.0 | 2.8 | 2.8 |

Source: VTTI management
1. Includes impact of foreign exchange on debt balances as provided by VTTI management

EVERCORE
41
vtti energy partners

Preliminary Draft – Confidential VTTI Financial Projections
VTTI Financial Projections – Sensitivity Case II
($ in millions, except per unit amounts)
The following sets forth the VTTI Financial Projections – Sensitivity Case II:
For the Years Ending December 31, CAGR 2017E 2018E 2019E 2020E 2021E 2017E - 2021E
Asset EBITDA (Including Forex Hedging) $108.8 $109.3 $103.3 $98.0 $98.2 (2.5%)
Less: Corporate Overhead (Management Fee to VTTI B.V.) (4.6) (4.6) (4.7) (4.8) (4.9)
Less: Public Partnership Expenses (6.9) (7.0) (7.1) (7.2) (7.3)
Adjusted EBITDA $97.2 $97.6 $91.4 $86.0 $86.0 (3.0%)
Less: Maintenance Capital Expenditures ($13.5) ($13.9) ($14.3) ($14.7) ($15.2)
Less: Cash Taxes (2.7) (4.9) (5.3) (6.0) (8.4)
Less: VTTI Operating Cash Interest (13.3) (13.1) (11.8) (12.3) (12.9)
Less: VTTI Cash Interest (3.5) (3.9) (4.2) (4.3) (4.4)
Distributable Cash Flow $64.2 $61.8 $55.8 $48.6 $45.2 (8.4%)
Distributable Cash Flow
Common Units (Public) $32.8 $31.8$29.1 $25.3 $23.5
Common Units (Parent) 1.7 1.7 1.6 1.4 1.3
Subordinated Units (Parent) 27.1 26.4 24.1 21.0 19.5
GP/IDRs 2.5 2.0 1.1 1.0 0.9
Total Distributable Cash Flow $64.2 $61.8 $55.8 $48.6 $45.2 (8.4%)
Distributed Cash Flow
Common Units (Public) $32.8 $31.8 $29.1 $25.5 $25.5
Common Units (Parent) 1.7 1.7 1.6 1.4 1.4
Subordinated Units (Parent) 27.1 26.4 24.1 21.1 21.1
GP/IDRs 2.5 2.0 1.1 1.0 1.0
Total Distributed Cash Flow $64.2 $61.8 $55.8 $49.0 $49.0 (6.5%)
GP IDR Tier 25.0% 15.0% 2.0% 2.0% 2.0%
% to GP/IDRs 3.9% 3.2% 2.0% 2.0% 2.0%
Weighted Average LP Units Outstanding 45.7 45.7 45.7 45.7 45.7
DCF / LP Unit $1.35 $1.31 $1.20 $1.04 $0.97 (8.0%)
Distribution / LP Unit 1.35 1.31 1.20 1.05 1.05 (6.1%)
LP Coverage 1.00x 1.00x 1.00x 0.99x 0.92x
Total Coverage 1.00 1.00 1.00 0.99 0.92
Distributable Cash Flow Surplus / (Shortfall) $0.0 $0.0 $0.0 ($0.4) ($3.8)
Source: VTTI management
42 EVERCORE vtti energy partners

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# VTTI Financial Projections

## VTTI Financial Projections – Sensitivity Case II (cont'd)

*($ in millions)*

- The following sets forth the funding assumptions utilized in the VTTI Financial Projections – Sensitivity Case II and VTTI's resulting capital structure:

| | For the Years Ending December 31, | | | | |
|---|---|---|---|---|---|
| | 2017E | 2018E | 2019E | 2020E | 2021E |
| ***Sources*** | | | | | |
| DCF Surplus | $0.0 | $0.0 | $0.0 | $-- | $-- |
| Debt Issuance | 14.8 | 2.8 | 2.9 | -- | -- |
| Cash on Hand Utilized | -- | -- | -- | 0.4 | 3.8 |
| Total Sources | $14.8 | $2.8 | $2.9 | $0.4 | $3.8 |
| ***Uses*** | | | | | |
| DCF Shortfall | $0.0 | $0.0 | $0.0 | $0.4 | $3.8 |
| Growth Capital Expenditures | 14.8 | 2.8 | 2.9 | -- | -- |
| Cash Build | 0.0 | 0.0 | 0.0 | -- | -- |
| Total Uses | $14.8 | $2.8 | $2.9 | $0.4 | $3.8 |
| ***Capital Structure*** | | | | | |
| Cash - VTTI | $11.6 | $11.6 | $11.6 | $11.2 | $7.4 |
| Debt - VTTI | 75.0 | 75.0 | 75.0 | 75.0 | 75.0 |
| Net Debt - VTTI | $63.4 | $63.4 | $63.4 | $63.8 | $67.6 |
| Cash - Pro Rata | $18.3 | $18.3 | $18.3 | $18.0 | $14.2 |
| Debt - Pro Rata[1] | 375.0 | 380.3 | 386.5 | 390.1 | 393.7 |
| Net Debt - Pro Rata | $356.6 | $361.9 | $368.1 | $372.1 | $379.6 |
| Cash - Consolidated | $24.8 | $24.8 | $24.8 | $24.8 | $24.4 |
| Debt - Consolidated[1] | 663.1 | 673.5 | 685.7 | 692.8 | 699.9 |
| Net Debt - Consolidated | $638.3 | $648.7 | $660.9 | $668.0 | $675.5 |
| ***Credit Statistics*** | | | | | |
| Debt / Adjusted EBITDA - Pro Rata | 3.9x | 3.9x | 4.2x | 4.5x | 4.6x |
| Net Debt / Adjusted EBITDA - Pro Rata | 3.7 | 3.7 | 4.0 | 4.3 | 4.4 |
| Debt / Adjusted EBITDA - Consolidated | 3.2x | 3.3x | 3.5x | 3.8x | 3.8x |
| Net Debt / Adjusted EBITDA - Consolidated | 3.1 | 3.2 | 3.4 | 3.7 | 3.7 |

Source: VTTI management
1. Includes impact of foreign exchange on debt balances as provided by VTTI management

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V. Preliminary VTTI Valuation Analysis
EVERCORE

Preliminary Draft – Confidential

# Preliminary VTTI Valuation Analysis

## Valuation Methodologies

- Evercore utilized the following methodologies to analyze the value of VTTI's common units

| Methodology | Description | Metrics/Assumptions |
|---|---|---|
| Discounted Cash Flow Analysis | ▪ Values VTTI common units based on the concept of the time value of money<br>▪ Utilizing the VTTI Financial Projections and the two sensitivity cases as previously reviewed herein, Evercore:<br>– Utilized varying weighted average cost of capital ("WACC") discount rates and applied various perpetuity growth rates to derive after-tax valuation ranges for VTTI<br>– Calculated terminal values based on a range of multiples of EBITDA as well as assumed perpetuity growth rates | ▪ Discounted the projected cash flows to the assumed June 30, 2017 effective date<br>▪ EBITDA exit multiple of 9.5x to 10.5x (consistent with crude oil and refined products MLP valuations over an extended period of time)<br>▪ Perpetuity growth rate of 1.5% to 2.5%<br>▪ WACC of 8.5% to 9.5% based on capital asset pricing model ("CAPM") for crude oil and refined products master limited partnerships ("MLPs")<br>▪ Tax depreciation based on a 15-year MACRS schedule and a full step-up in tax basis<br>▪ Tax rate of 35.0%<br>▪ For the terminal value, tax depreciation assumed to be equal to maintenance capital expenditures |
| Discounted Distribution Analysis | ▪ Values VTTI common units based on the present value of the future cash distributions to VTTI unitholders | ▪ Projected distributions based on current VTTI run-rate distributions and, for the two sensitivity cases, certain target levels of total coverage<br>▪ Terminal yield range of 6.0% to 8.0% based on past 52 weeks of trading<br>▪ Cost of equity of 10.5% to 11.5% based on CAPM and cost of equity of 13.0% to 14.0% based on total expected market return for similar MLPs |
| Precedent M&A Transaction Analysis | ▪ Values VTTI common units based on multiples of transaction value to EBITDA and transaction value to capacity in historical transactions involving crude oil and refined products terminals | ▪ Enterprise value / current year EBITDA multiples applied to 2017E and 2018E EBITDA<br>▪ The resulting values discounted at a 9.0% WACC to the assumed June 30, 2017 effective date<br>▪ Growth capital expenditures are discounted at the 9.0% WACC |
| Peer Group Trading Analysis | ▪ Values VTTI common units based on current market enterprise value multiples of relevant EBITDA of selected comparable crude oil and refined products MLPs | ▪ Enterprise value / EBITDA multiples applied to 2017E EBITDA and 2018E EBITDA |
| MLP Buy-In and Merger Premiums Paid Analysis | ▪ Values VTTI common units based on historical premiums paid in (i) MLP buy-ins and (ii) MLP mergers since 2011 | ▪ Median 1-Day, 5-Day and 30-Day premiums paid applied to relevant unit prices |

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# Preliminary VTTI Valuation Analysis

## Summary Valuation Results


Discounted Cash Flow Analysis
Discounted Distributions Analysis
CAPM
Total Return
Precedent M&A Transaction Analysis
Peer Group Trading Analysis
MLP Premiums Paid Analysis
Management Case
Sensitivity Case I
Sensitivity Case II
MLP Buy-ins
All Transactions
Proposed Consideration of $18.75 per Unit
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
$13.96
$8.04
$16.86
$10.36
$11.04
$5.72
$19.16
$15.07
$19.57
$15.38
$15.47
$12.27
$17.57
$13.88
$17.94
$14.16
$14.21
$11.33
$12.37
$8.39
$12.51
$8.50
$12.23
$8.27
$15.75
$11.54
$16.08
$11.82
$15.42
$11.26
$21.28
$19.28
$21.16
$18.87
8.5% - 9.5% WACC
2021E EBITDA Exit Multiple of 9.5x - 10.5x
Perpetuity Growth Rate of 1.5% - 2.5%
6.0%-8.0% Terminal Yield
10.5%-11.5% Equity Cost of Capital Based on Capital Asset Pricing Model
13.0%-14.0% Equity Cost of Capital Based on Total Expected Market Return
2017E EBITDA at 8.0x - 10.0x EBITDA Multiple
2017E EBITDA at 9.5x - 11.0x EBITDA Multiple
2018E EBITDA at 9.0x - 11.0x EBITDA Multiple
Median 1-Day Premium 13.8% 14.4%
Median 5-Day Premium 13.8% 14.4%
Median 30-day Premium 10.7% 13.1%

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Preliminary VTTI Valuation Analysis
Discounted Cash Flow Analysis – Assumptions
Evercore utilized the following assumptions for analyzing VTTI’s discounted cash flows:
Discounted the projected cash flows to the June 30, 2017 effective date
EBITDA exit multiple of 9.5x to 10.5x (consistent with crude oil and refined products MLP valuations over an extended period of time)
Perpetuity growth rate of 1.5% to 2.5%
WACC of 8.5% to 9.5% based on CAPM for crude oil and refined products MLPs
Tax depreciation based on a 15-year MACRS schedule and a full step-up in tax basis
Tax rate of 35.0%
For the terminal value, tax depreciation assumed to be equal to maintenance capital expenditures

EVERCORE Vtti energy partners

Preliminary Draft – Confidential
Preliminary VTTI Valuation Analysis
Discounted Cash Flow Analysis – Management Case ($ in millions, except per unit amounts)
For the Six
Months Ending
December 31, Terminal Value
For the Years Ending December 31,
EBITDA
Exit Multiple
Perpetuity
Growth Rate
2017E 2018E 2019E 2020E 2021E
Adjusted EBITDA $48.9 $99.0 $99.1 $99.7 $100.2 $100.2 $100.2
Less: Tax Depreciation and Amortization (44.8) (86.5) (80.1) (73.8) (68.0) (14.7)
EBIT $4.2 $12.6 $19.1 $25.9 $32.2 $85.5
Less: Cash Taxes @ 35.0% (1.5) (4.4) (6.7) (9.1) (11.3) (29.9)
EBIAT $2.7 $8.2 $12.4 $16.9 $20.9 $55.6
Plus: Tax Depreciation and Amortization 44.8 86.5 80.1 73.8 68.0 14.7
Less: Maintenance Capital Expenditures (6.8) (13.5) (13.9) (14.3) (14.7) (14.7)
Less: Growth Capital Expenditures (7.4) (14.8) (2.8) (2.9) — —
Unlevered Free Cash Flow $33.3 $66.3 $75.8 $73.5 $74.2 55.6
EBITDA Multiple / Perpetuity Growth Rate 10.0x 2.0%
Terminal Value $1,001.9 — $809.6
PV of Terminal Value @ 9.0% $679.8 — $549.3
Plus: PV of Unlevered Free Cash Flow @ 9.0% 266.6
Implied Enterprise Value $946.4 — $815.9
Less: Estimated Pro Rata Net Debt on June 30, 2017 (348.2)
Implied Equity Value $598.1 — $467.6
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied Unit Price $12.71 — $9.94
EBITDA Exit Multiple Sensitivities
EBITDA Multiple
9.0x 9.5x 10.0x 10.5x 11.0x 8.0% $12.05 $12.85 $13.65 $14.46 $15.25
8.5% 11.60 12.39 13.17 13.96 14.74
WACC 9.0% 11.18 11.95 12.71 13.48 14.25
9.5% 10.77 11.53 12.28 13.03 13.78
10.0% 10.39 11.12 11.86 12.59 13.33
Perpetuity Growth Rate Sensitivities
Perpetuity Growth Rate 1.0% 1.5% 2.0% 2.5% 3.0%
8.0% $10.51 $11.56 $12.79 $14.24 $15.98
8.5% 9.32 10.22 11.26 12.47 13.90
WACC 9.0% 8.28 9.06 9.94 10.96 12.15
9.5% 7.37 8.04 8.80 9.67 10.67
10.0% 6.55 7.14 7.80 8.54 9.40

EVERCORE Vtti energy partners

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Preliminary VTTI Valuation Analysis
Discounted Cash Flow Analysis – Sensitivity Case I ($ in millions, except per unit amounts)
For the Six
Months Ending Terminal Value
December 31, For the Years Ending December 31, EBITDA Perpetuity
2017E 2018E 2019E 2020E 2021E Exit Multiple Growth Rate
Adjusted EBITDA $49.3 $100.4 $106.8 $113.5 $114.3 $114.3 $114.3
Less: Tax Depreciation and Amortization (51.1) (98.4) (90.8) (83.5) (76.7) (14.7)
EBIT ($1.8) $2.0 $16.0 $30.0 $37.6 $99.6
Less: Cash Taxes @ 35.0% - (0.1) (5.6) (10.5) (13.2) (34.9)
EBIAT ($1.8) $1.9 $10.4 $19.5 $24.4 $64.7
Plus: Tax Depreciation and Amortization 51.1 98.4 90.8 83.5 76.7 14.7
Less: Maintenance Capital Expenditures (6.8) (13.5) (13.9) (14.3) (14.7) (14.7)
Less: Growth Capital Expenditures (7.4) (14.8) (2.8) (2.9) - -
Unlevered Free Cash Flow $35.1 $72.0 $84.5 $85.9 $86.5 64.7
EBITDA Multiple / Perpetuity Growth Rate 10.0x 2.0%
Terminal Value $1,143.3 - $943.5
PV of Terminal Value @ 9.0% $775.8 - $640.2
Plus: PV of Unlevered Free Cash Flow @ 9.0% 299.2
Implied Enterprise Value $1,074.9 - $939.4
Less: Estimated Pro Rata Net Debt on June 30, 2017 (348.0)
Implied Equity Value $726.9 - $591.4
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied Unit Price $15.45 - $12.57
EBITDA Exit Multiple Sensitivities
EBITDA Multiple
9.0x 9.5x 10.0x 10.5x 11.0x
8.0% $14.70 $15.61 $16.52 $17.42 $18.33
8.5% 14.19 15.08 15.97 16.86 17.75
WACC 9.0% 13.70 14.58 15.45 16.33 17.20
9.5% 13.24 14.10 14.95 15.81 16.67
10.0% 12.79 13.63 14.47 15.31 16.15
Perpetuity Growth Rate Sensitivities
Perpetuity Growth Rate
1.0% 1.5% 2.0% 2.5% 3.0%
8.0% $13.22 $14.45 $15.88 $17.56 $19.58
8.5% 11.85 12.89 14.10 15.50 17.16
WACC 9.0% 10.64 11.54 12.57 13.76 15.14
9.5% 9.57 10.36 11.24 12.25 13.42
10.0% 8.62 9.31 10.08 10.95 11.94

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Preliminary VTTI Valuation Analysis
Discounted Cash Flow Analysis – Sensitivity Case II ($ in millions, except per unit amounts)
For the Six
Months Ending Terminal Value
December 31, For the Years Ending December 31, EBITDA Perpetuity
2017E 2018E 2019E 2020E 2021E Exit Multiple Growth Rate
Adjusted EBITDA $48.6 $97.6 $91.4 $86.0 $86.0 $86.0 $86.0
Less: Tax Depreciation and Amortization (38.5) (74.5) (69.3) (64.1) (59.3) (14.7)
EBIT $10.2 $23.1 $22.1 $21.9 $26.8 $71.3
Less: Cash Taxes @ 35.0% (3.6) (8.1) (7.8) (7.7) (9.4) (25.0)
EBIAT $6.6 $15.0 $14.4 $14.2 $17.4 $46.4
Plus: Tax Depreciation and Amortization 38.5 74.5 69.3 64.1 59.3 14.7
Less: Maintenance Capital Expenditures (6.8) (13.5) (13.9) (14.3) (14.7) (14.7)
Less: Growth Capital Expenditures (7.4) (14.8) (2.8) (2.9) - -
Unlevered Free Cash Flow $30.9 $61.2 $67.0 $61.2 $62.0 46.4
EBITDA Multiple / Perpetuity Growth Rate 10.0x 2.0%
Terminal Value $860.4 - $675.6
PV of Terminal Value @ 9.0% $583.9 - $458.4
Plus: PV of Unlevered Free Cash Flow @ 9.0% 233.9
Implied Enterprise Value $817.8 - $692.4
Less: Estimated Pro Rata Net Debt on June 30, 2017 (348.7)
Implied Equity Value $469.1 - $343.7
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied Unit Price $9.97 - $7.31
EBITDA Exit Multiple Sensitivities
EBITDA Multiple
9.0x 9.5x 10.0x 10.5x 11.0x
8.0% $9.40 $10.09 $10.78 $11.46 $12.15
8.5% 9.02 9.69 10.36 11.04 11.71
WACC 9.0% 8.65 9.31 9.97 10.63 11.29
9.5% 8.31 8.95 9.60 10.24 10.89
10.0% 7.98 8.61 9.24 9.87 10.50
Perpetuity Growth Rate Sensitivities
Perpetuity Growth Rate
1.0% 1.5% 2.0% 2.5% 3.0%
8.0% $7.78 $8.66 $9.69 $10.90 $12.36
8.5% 6.79 7.54 8.41 9.42 10.61
WACC 9.0% 5.92 6.57 7.31 8.16 9.15
9.5% 5.16 5.72 6.35 7.08 7.91
10.0% 4.47 4.96 5.51 6.14 6.85

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Preliminary VTTI Valuation Analysis
Discounted Distribution Analysis – Management Case
For the Six
Months Ending
December 31, For the Years Ending December 31, Terminal Value
2017E 2018E 2019E 2020E 2021E Low High
VTTI Distribution per LP Unit $0.67 $1.34 $1.34 $1.34 $1.34 $1.34 - $1.34
Terminal Yield1 8.0% - 6.0%
Terminal Value $16.80 - $22.40
Equity Cost of Capital Based on CAPM
Present Value @ 10.0% of Equity Value $15.85 - $19.50
Present Value @ 10.5% of Equity Value 15.58 - 19.16
Present Value @ 11.0% of Equity Value 15.32 - 18.82
Present Value @ 11.5% of Equity Value 15.07 - 18.50
Present Value @ 12.0% of Equity Value 14.82 - 18.18
Implied Equity Value Range - Based on CAPM $15.07 - $19.16
Equity Cost of Capital Based on Total Expected Market Return
Present Value @ 12.5% of Equity Value $14.57 - $17.87
Present Value @ 13.0% of Equity Value 14.34 - 17.57
Present Value @ 13.5% of Equity Value 14.10 - 17.27
Present Value @ 14.0% of Equity Value 13.88 - 16.98
Present Value @ 14.5% of Equity Value 13.65 - 16.70
Implied Common Unit Value Range - Based on Total Expected Market Return $13.88 - $17.57
1. VTTI 52-week yield range of 5.9% to 8.4% with a median of 6.8% and mean of 6.9%; Current yield is 7.1% as of March 22, 2017

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# Preliminary VTTI Valuation Analysis

## Discounted Distribution Analysis – Sensitivity Case I

| | For the Six Months Ending December 31, | For the Years Ending December 31, | | | | Terminal Value | | |
|---|---|---|---|---|---|---|---|---|
| | 2017E | 2018E | 2019E | 2020E | 2021E | Low | | High |
| VTTI Distribution per LP Unit | $0.67 | $1.34 | $1.34 | $1.38 | $1.38 | $1.38 | — | $1.38 |
| Terminal Yield[1] | | | | | | 8.0% | — | 6.0% |
| Terminal Value | | | | | | $17.23 | — | $22.98 |
| ***Equity Cost of Capital Based on CAPM*** | | | | | | | | |
| Present Value @ 10.0% of Equity Value | | | | | | $16.18 | — | $19.92 |
| Present Value @ 10.5% of Equity Value | | | | | | 15.91 | — | 19.57 |
| Present Value @ 11.0% of Equity Value | | | | | | 15.64 | — | 19.23 |
| Present Value @ 11.5% of Equity Value | | | | | | 15.38 | — | 18.90 |
| Present Value @ 12.0% of Equity Value | | | | | | 15.13 | — | 18.57 |
| **Implied Equity Value Range - Based on CAPM** | | | | | | **$15.38** | — | **$19.57** |
| ***Equity Cost of Capital Based on Total Expected Market Return*** | | | | | | | | |
| Present Value @ 12.5% of Equity Value | | | | | | $14.88 | — | $18.26 |
| Present Value @ 13.0% of Equity Value | | | | | | 14.63 | — | 17.94 |
| Present Value @ 13.5% of Equity Value | | | | | | 14.39 | — | 17.64 |
| Present Value @ 14.0% of Equity Value | | | | | | 14.16 | — | 17.34 |
| Present Value @ 14.5% of Equity Value | | | | | | 13.93 | — | 17.05 |
| **Implied Common Unit Value Range - Based on Total Expected Market Return** | | | | | | **$14.16** | — | **$17.94** |

1. VTTI 52-week yield range of 5.9% to 8.4% with a median of 6.8% and mean of 6.9%; Current yield is 7.1% as of March 22, 2017

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# Preliminary VTTI Valuation Analysis

## Discounted Distribution Analysis – Sensitivity Case II

| | For the Six Months Ending December 31, 2017E | For the Years Ending December 31, 2018E | 2019E | 2020E | 2021E | Terminal Value Low | | Terminal Value High |
|---|---|---|---|---|---|---|---|---|
| VTTI Distribution per LP Unit | $0.67 | $1.31 | $1.20 | $1.05 | $1.05 | $1.05 | — | $1.05 |
| Terminal Yield[1] | | | | | | 8.0% | — | 6.0% |
| Terminal Value | | | | | | $13.13 | — | $17.50 |
| ***Equity Cost of Capital Based on CAPM*** | | | | | | | | |
| Present Value @ 10.0% of Equity Value | | | | | | $12.89 | — | $15.74 |
| Present Value @ 10.5% of Equity Value | | | | | | 12.68 | — | 15.47 |
| Present Value @ 11.0% of Equity Value | | | | | | 12.47 | — | 15.20 |
| Present Value @ 11.5% of Equity Value | | | | | | 12.27 | — | 14.95 |
| Present Value @ 12.0% of Equity Value | | | | | | 12.07 | — | 14.70 |
| **Implied Equity Value Range - Based on CAPM** | | | | | | **$12.27** | — | **$15.47** |
| ***Equity Cost of Capital Based on Total Expected Market Return*** | | | | | | | | |
| Present Value @ 12.5% of Equity Value | | | | | | $11.88 | — | $14.45 |
| Present Value @ 13.0% of Equity Value | | | | | | 11.69 | — | 14.21 |
| Present Value @ 13.5% of Equity Value | | | | | | 11.51 | — | 13.98 |
| Present Value @ 14.0% of Equity Value | | | | | | 11.33 | — | 13.75 |
| Present Value @ 14.5% of Equity Value | | | | | | 11.15 | — | 13.53 |
| **Implied Common Unit Value Range - Based on Total Expected Market Return** | | | | | | **$11.33** | — | **$14.21** |

1. VTTI 52-week yield range of 5.9% to 8.4% with a median of 6.8% and mean of 6.9%; Current yield is 7.1% as of March 22, 2017

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# Preliminary VTTI Valuation Analysis

## Precedent M&A Transaction Analysis – Terminals

*($ in millions, except per unit amounts)*

| Date Announced | Acquiror / Target (Seller) | Transaction Value | EBITDA Multiple | Shell Capacity Multiple ($/Bbl) | Dropdown Transaction |
|---|---|---|---|---|---|
| 15-Feb-17 | Martin Midstream Partners LP / Acquisition of Hondo, Texas asphalt terminal facility (Martin Resource Management Corporation) | $27.4 | NA | NA | ✓ |
| 1-Feb-17 | Sprague Resources LP / Acquisition of L.E. Belcher, Inc.'s refined product terminal assets in Springfield, MA | 20.0 | 5.7x | $67.80 | |
| 25-Jan-17 | Sprague Operating Resources LLC;Sprague Resources LP / Acquisition of Capital Properties' storage terminal and Wilkesbarre Pier in East Providence, RI | 23.0 | 3.8 | 23.00 | |
| 3-Jan-17 | Tallgrass Energy Partners, LP / Acquisition of Tallgrass Terminals, LLC and Tallgrass NatGas Operator, LLC | 140.0 | 8.0 | 38.89 | ✓ |
| 21-Nov-16 | Tesoro Logistics L.P. / Acquisition of Northern California terminalling and storage assets from Tesoro Corporation | 400.0 | 8.4 | 68.97 | ✓ |
| 24-Oct-16 | Buckeye Partners LP / Acquisition of 50% equity interest in VTTI B.V. (VTTI MLP Partners B.V.) | 1,150.0 | 11.5 | 31.94 | |
| 21-Oct-16 | Nustar Energy LP / Crude oil and refined product storage assets in the Port of Corpus Christi (Martin Midstream Partners) | 107.0 | 8.0 | 118.89 | |
| 11-Oct-16 | Phillips 66 Partners / 30 crude, refined products and natural gas liquids logistics assets (Phillips 66) | 1,300.0 | 8.7 | 194.03 | ✓ |
| 4-Oct-16 | NGL Energy Partners, LP / Gulf coast crude oil and condensate marine terminal project and related assets (Pelorus Terminal: Point Comfort, LLC) | NA | NA | NA | |
| 7-Sep-16 | Western Refining Logistics / Certain terminalling, storage and other logistics assets (Western Refining Inc. / St. Paul Park Refining Co.) | 210.0 | 8.5 | 52.50 | ✓ |
| 22-Aug-16 | Valero Energy Partners / Meraux and Three Rivers Terminal services business (Valero Energy Corp.) | 325.0 | NA | NA | ✓ |
| 8-Aug-16 | VTTI Energy Partners LP / Additional 8.4% equity interest in VTTI MLP B.V. and associated pro-rata net debt (VTTI MLP Partners B.V.) | 140.0 | 8.6 | 46.95 | ✓ |
| 1-Jul-16 | Tesoro Logistics LP / Alaska crude oil, feedstock and refined product storage tanks and refined product terminals (Tesoro Corporation) | 444.0 | 8.7 | 108.29 | ✓ |
| 28-Mar-16 | Valero Energy Partners LP / McKee Terminal Services Business (Valero Energy Corporation) | 240.0 | 8.6 | 54.55 | ✓ |
| 17-Feb-16 | Phillips 66 Partners LP / 25% Controlling Interest in Phillips 66 Sweeny Frac LLC (Phillips 66) | 236.0 | 9.7 | 31.47 | ✓ |
| 8-Feb-16 | Lincoln Terminal Co. / Refined products terminal located in Charlotte, North Carolina with approximately 130,000 barrels of storage capacity (Eco-Energy, Inc.) | NA | NA | NA | |
| 2-Feb-16 | Blueknight Energy Partners, L.P. / Two asphalt terminals located in Wilmington, North Carolina and Dumfries, Virginia with approximately 330,000 barrels and approximately 555,000 barrels of asphalt and light fuel oil storage, respectively (Axeon Specialty Products) | NA | NA | NA | |
| 2-Feb-16 | PBF Logistics LP / Four refined products terminals located near Philadelphia, Pennsylvania (Plains All American Pipeline, L.P.) | 105.0 | 7.0 | 25.00 | |
| 15-Jan-16 | Epic Midstream LLC / Asphalt terminal located in Savannah, Georgia with approximately 1.1 million barrels of storage (Axeon Specialty Products LLC) | NA | NA | NA | |
| 31-Dec-15 | Arc Logistics Partners LP / Four refined products terminals located in Altoona, Mechanicsburg, Dupont and South Williamsport, Pennsylvania (Gulf Oil, LP) | 8.0 | NA | 9.80 | |
| 30-Dec-15 | ArcLight Capital Partners, LLC / Gulf Oil Limited Partnership including 12 refined products terminals located in the northeastern U.S. (Cumberland Farms, Inc.) | NA | NA | NA | |
| 20-Oct-15 | Kinder Morgan, Inc. / 75.0% interest in 14 refined products terminals throughout the U.S. and 100.0% of a refined products terminal in Des Plaines, Illinois (BP | 350.0 | NA | 48.10 | |
| 14-Oct-15 | USD Partners LP / 0.9 million barrel crude-by-rail terminal located in Casper, Wyoming (Casper Crude to Rail Holdings, LLC / Stonepeak Infrastructure Partners) | 225.0 | 8.7 | 250.00 | |
| 23-Sep-15 | Valero Energy Partners LP / 10.1 million barrels of crude oil and refined products storage at Corpus Christi, Texas refinery (Valero Energy Corporation) | 465.0 | 9.3 | 46.04 | ✓ |
| 14-Jul-15 | Arc Logistics Partners LP / Pawnee Crude Terminal and development assets (United Energy Trading, LLC / Hawkeye Midstream, LLC) | 76.6 | 8.3 | 383.00 | |
| 1-Jul-15 | VTTI Energy Partners LP / 6.6% interest in VTTI MLP B.V. (VTTI MLP Partners B.V.) | 109.7 | 8.9 | 46.80 | ✓ |
| 8-Jun-15 | Gravity Midstream, LLC / 44-acre crude oil logistics terminal located on the Corpus Christi Ship Channel (Trigeant, Ltd.) | 100.0 | NA | 125.00 | |
| 5-May-15 | Magellan Midstream Partners LP / Atlanta-based petroleum products distribution terminal (Perimeter Terminal LLC) | 55.0 | 10.0 | 157.14 | |
| 31-Mar-15 | Delek Logistic Partners, LP / El Dorado Rail Offloading Facility and Tyler Crude Oil Storage Tank (Delek US Holdings, Inc.) | 61.9 | 9.2 | 176.86 | ✓ |
| 27-Feb-15 | Valero Energy Partners LP / 3.6 million barrels of crude oil and refined products storage at Houston, Texas refinery and 10.0 million barrels of crude oil and refined products at St. Charles, Louisiana (Valero Energy Corporation) | 671.0 | 8.9 | 49.34 | ✓ |
| 20-Jan-15 | Global Partners LP / Boston Harbor Terminal (Global Petroleum Corp.) | 23.7 | NA | 11.26 | ✓ |
| 9-Jan-15 | NuStar Energy L.P. / Refined products terminal in Linden, NJ (Linden Holding Corp.) | 142.5 | 7.1 | 33.14 | |

***All Listed Transactions***

| | EBITDA Multiple | Shell Capacity Multiple ($/Bbl) |
|---|---|---|
| **Mean** | **8.4x** | **$87.95** |
| **Median** | **8.6** | **49.34** |

***Dropdown Transactions***

| | EBITDA Multiple | Shell Capacity Multiple ($/Bbl) |
|---|---|---|
| ***Mean*** | **8.8x** | **$71.23** |
| **Median** | **8.7** | **49.34** |

Source: Company and partnership filings and presentations and investment research

EVERCORE 53 vtti energy partners

Preliminary Draft – Confidential
Preliminary VTTI Valuation Analysis
Precedent M&A Transaction Analysis – Terminals (cont’d) ($ in millions, except per unit amounts)
VTTI Financial Projections – Management Case
2017E Adjusted EBITDA $97.9
Relevant EBITDA Multiple 8.0x - 10.0x
Implied Enterprise Value Range on December 31, 2017 $783.0 - $978.8
Implied Enterprise Value Range on June 30, 2017 @ 9.0% Discount Rate $750.0 - $937.5
Less: Present Value of Growth Capital Expenditures from June 30, 2017 to December 31, 2017 @ 9.0% Discount Rate (7.2)
Implied Enterprise Value Range $742.8 - $930.3
Less: Estimated Net Debt on June 30, 2017 (348.2)
Implied Equity Value Range $394.5 - $582.0
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied VTTI Unit Price $8.39 - $12.37
Memo
Capacity Multiple Approach
Capacity (MMBbls) 35.7
Relevant Multiple ($/Bbl) $45.00 $55.00
Implied Enterprise Value Range $1,606.5 - $1,963.5
Implied Equity Value Range Net to VTTI (51.0%) $819.3 $1,001.4
Less: Estimated Net Debt on June 30, 2017 (348.2)
Implied Equity Value Range $471.1 - $653.1
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied VTTI Unit Price $10.01 - $13.88
Source: VTTI management

EVERCORE vtti energy partners

Preliminary Draft – Confidential
Preliminary VTTI Valuation Analysis
Precedent M&A Transaction Analysis – Terminals (cont’d) ($ in millions, except per unit amounts)
VTTI Financial Projections – Sensitivity Case I
2017E Adjusted EBITDA $98.5
Relevant EBITDA Multiple 8.0x - 10.0x
Implied Enterprise Value Range on December 31, 2017 $788.1 - $985.1
Implied Enterprise Value Range on June 30, 2017 @ 9.0% Discount Rate $754.9 - $943.6
Less: Present Value of Growth Capital Expenditures from June 30, 2017 to December 31, 2017 @ 9.0% Discount Rate (7.2)
Implied Enterprise Value Range $747.6 - $936.3
Less: Estimated Net Debt on June 30, 2017 (348.0)
Implied Equity Value Range $399.6 - $588.4
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied VTTI Unit Price $8.50 - $12.51
Memo
Capacity Multiple Approach
Capacity (MMBbls) 35.7
Relevant Multiple ($/Bbl) $45.00 $55.00
Implied Enterprise Value Range $1,606.5 - $1,963.5
Implied Equity Value Range Net to VTTI (51.0%) $819.3 $1,001.4
Less: Estimated Net Debt on June 30, 2017 (348.0)
Implied Equity Value Range $471.3 - $653.4
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied VTTI Unit Price $10.02 - $13.89
Source: VTTI management

EVERCORE vtti energy partners

Preliminary Draft – Confidential
Preliminary VTTI Valuation Analysis
Precedent M&A Transaction Analysis – Terminals (cont’d) ($ in millions, except per unit amounts)
VTTI Financial Projections – Sensitivity Case II
2017E Adjusted EBITDA $97.2
Relevant EBITDA Multiple 8.0x - 10.0x
Implied Enterprise Value Range on December 31, 2017 $778.0 - $972.5
Implied Enterprise Value Range on June 30, 2017 @ 9.0% Discount Rate $745.2 - $931.4
Less: Present Value of Growth Capital Expenditures from June 30, 2017 to December 31, 2017 @ 9.0% Discount Rate (7.2)
Implied Enterprise Value Range $737.9 - $924.2
Less: Estimated Net Debt on June 30, 2017 (348.7)
Implied Equity Value Range $389.3 - $575.6
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied VTTI Unit Price $8.27 - $12.23
Memo
Capacity Multiple Approach
Capacity (MMBbls) 35.7
Relevant Multiple ($/Bbl) $45.00 $55.00
Implied Enterprise Value Range $1,606.5 - $1,963.5
Implied Equity Value Range Net to VTTI (51.0%) $819.3 $1,001.4
Less: Estimated Net Debt on June 30, 2017 (348.7)
Implied Equity Value Range $470.7 - $652.7
Projected Units Outstanding (LP+GP) as of June 30, 2017 47.0
Implied VTTI Unit Price $10.01 - $13.88
Source: VTTI management

EVERCORE vtti energy partners

Preliminary Draft – Confidential

# Preliminary VTTI Valuation Analysis

## Peer Group Trading Analysis – Crude Oil and Refined Products MLPs

*($ in millions, except per unit amounts)*

### US Refined Product and Crude Oil MLPs

| Partnership | Price 3/22/17 | Equity Value | Enterprise Value | Enterprise Value / EBITDA 2017E | 2018E | 2019E | Distribution Yield Current | 2017E | 2018E | Distribution Growth | Total Return |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Arc Logistics Partners LP | $14.19 | $274 | $598 | 10.0x | 9.7x | 8.6x | 12.4% | 12.5% | 12.6% | 2.2% | 14.6% |
| Blueknight Energy Partners, L.P. | 6.70 | 240 | 767 | 10.0 | 9.2 | 8.4 | 8.7% | 8.7% | 9.0% | 4.1% | 12.7% |
| Buckeye Partners, L.P. | 65.86 | 9,251 | 13,672 | 12.1 | 11.5 | 11.0 | 7.4% | 7.7% | 8.0% | 3.1% | 10.5% |
| Delek Logistics Partners, LP | 30.20 | 750 | 1,142 | 9.9 | 7.9 | 6.8 | 9.0% | 9.4% | 10.3% | 5.5% | 14.5% |
| Genesis Energy, L.P. | 31.55 | 3,722 | 6,796 | 12.1 | 11.1 | 10.8 | 9.0% | 9.3% | 9.8% | 4.3% | 13.3% |
| Global Partners LP | 19.00 | 650 | 1,946 | 9.6 | 9.3 | 9.5 | 9.7% | 9.7% | 9.7% | 1.5% | 11.2% |
| Holly Energy Partners, L.P. | 33.25 | 2,130 | 3,504 | 10.9 | 10.1 | 9.3 | 7.3% | 7.7% | 8.2% | 3.4% | 10.7% |
| Magellan Midstream Partners, L.P. | 76.75 | 17,501 | 21,573 | 16.6 | 15.4 | 14.8 | 4.5% | 4.7% | 5.0% | 7.7% | 12.2% |
| MPLX LP | 35.06 | 14,025 | 20,966 | 10.1 | 6.5 | 6.0 | 5.9% | 6.6% | 7.4% | 8.1% | 14.0% |
| NuStar Energy LP | 49.69 | 3,988 | 7,239 | 11.7 | 10.8 | 10.5 | 8.8% | 8.8% | 8.8% | 0.7% | 9.5% |
| PBF Logistics LP | 21.30 | 890 | 1,577 | 10.0 | 8.4 | 6.4 | 8.5% | 9.0% | 9.8% | 4.5% | 12.9% |
| Phillips 66 Partners LP | 50.14 | 5,596 | 8,005 | 10.2 | 7.4 | 5.9 | 4.5% | 5.1% | 6.2% | 12.7% | 17.2% |
| Plains All American Pipeline, L.P. | 30.93 | 20,881 | 33,616 | 14.3 | 12.6 | 11.6 | 7.1% | 7.1% | 7.1% | 4.4% | 11.5% |
| Shell Midstream Partners, L.P. | 30.83 | 5,578 | 6,165 | 15.1 | 10.3 | 7.5 | 3.6% | 4.0% | 4.8% | 15.7% | 19.3% |
| Sprague Resources LP | 26.80 | 571 | 1,132 | 9.2 | 8.7 | 8.3 | 8.4% | 9.2% | 10.1% | 8.9% | 17.3% |
| Sunoco Logistics Partners, L.P. | 23.50 | 7,876 | 15,181 | 9.7 | 7.8 | 6.9 | 8.7% | 9.3% | 10.0% | 8.8% | 17.4% |
| Sunoco LP | 24.00 | 2,687 | 7,143 | 9.7 | 9.0 | 8.2 | 13.8% | 13.8% | 13.8% | NM | NM |
| Tesoro Logistics LP | 52.76 | 5,545 | 8,636 | 8.9 | 7.6 | 6.9 | 6.9% | 7.4% | 8.1% | 6.1% | 13.0% |
| TransMontaigne Partners L.P. | 45.88 | 755 | 1,025 | 9.6 | 9.3 | 7.5 | 6.1% | 6.4% | 6.8% | 7.4% | 13.5% |
| Valero Energy Partners LP | 47.05 | 3,241 | 3,695 | 10.4 | 8.4 | 6.8 | 3.5% | 4.0% | 4.8% | 15.8% | 19.2% |
| Western Refining Logistics, LP | 24.60 | 1,498 | 1,796 | 9.5 | 8.1 | 6.6 | 6.9% | 7.6% | 8.4% | 5.5% | 12.4% |
| World Point Terminals LP | 16.31 | 569 | 557 | 8.7 | 8.6 | NA | 7.4% | 7.4% | 7.4% | 0.0% | 7.4% |
| **Mean** | | | | **10.8x** | **9.4x** | **8.5x** | **7.6%** | **8.0%** | **8.5%** | **6.2%** | **13.5%** |
| **Median** | | | | **10.0** | **9.1** | **8.2** | **7.4%** | **7.7%** | **8.3%** | **5.5%** | **13.0%** |

### International Refined Product and Crude Oil MLPs

| Partnership | Price 3/22/17 | Equity Value | Enterprise Value | Enterprise Value / EBITDA 2017E | 2018E | Enterprise Value / Revenue 2017E | 2018E | EBITDA Margin 2017E | 2018E |
|---|---|---|---|---|---|---|---|---|---|
| Royal Vopak NV | $42.73 | $5,453 | $8,078 | 10.3x | 10.1x | 5.4x | 5.3x | 52.2% | 52.1% |
| NuStar Energy LP | 49.69 | 3,988 | 7,239 | 11.7 | 10.8 | 3.9 | 3.9 | 33.2% | 35.7% |
| Rubis | 99.10 | 4,505 | 5,077 | 10.3 | 9.4 | 1.3 | 1.2 | 12.7% | 12.8% |
| **Mean** | | | | **10.8x** | **10.1x** | **3.5x** | **3.4x** | **32.7%** | **33.5%** |
| **Median** | | | | **10.3** | **10.1** | **3.9** | **3.9** | **33.2%** | **35.7%** |

Source: Partnership filings, FactSet, IBES

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# Preliminary VTTI Valuation Analysis

## Peer Group Trading Analysis – Crude Oil and Refined Products MLPs (cont'd)

*($ in millions, except per unit amounts)*

### VTTI Financial Projections – Management Case

| | | | |
|---|---|---|---|
| 2017E Adjusted EBITDA | | $97.9 | |
| Relevant EBITDA Multiple | 9.5x | — | 11.0x |
| **Implied Enterprise Value** | **$929.9** | **—** | **$1,076.7** |
| 2018E Adjusted EBITDA | | $99.0 | |
| Relevant EBITDA Multiple | 9.0x | — | 11.0x |
| **Implied Enterprise Value** | **$891.2** | **—** | **$1,089.2** |
| Relevant Enterprise Value | $891.2 | — | $1,089.2 |
| Less: Estimated Net Debt on June 30, 2017 | | (348.2) | |
| **Implied Equity Value** | **$542.9** | **—** | **$741.0** |
| Projected Units Outstanding (LP+GP) as of June 30, 2017 | | 47.0 | |
| **Implied VTTI Unit Price** | **$11.54** | **—** | **$15.75** |

### VTTI Financial Projections – Sensitivity Case I

| | | | |
|---|---|---|---|
| 2017E Adjusted EBITDA | | $98.5 | |
| Relevant EBITDA Multiple | 9.5x | — | 11.0x |
| **Implied Enterprise Value** | **$935.9** | **—** | **$1,083.6** |
| 2018E Adjusted EBITDA | | $100.4 | |
| Relevant EBITDA Multiple | 9.0x | — | 11.0x |
| **Implied Enterprise Value** | **$903.8** | **—** | **$1,104.6** |
| Relevant Enterprise Value | $903.8 | — | $1,104.6 |
| Less: Estimated Net Debt on June 30, 2017 | | (348.0) | |
| **Implied Equity Value** | **$555.8** | **—** | **$756.6** |
| Projected Units Outstanding (LP+GP) as of June 30, 2017 | | 47.0 | |
| **Implied VTTI Unit Price** | **$11.82** | **—** | **$16.08** |

### VTTI Financial Projections – Sensitivity Case II

| | | | |
|---|---|---|---|
| 2017E Adjusted EBITDA | | $97.2 | |
| Relevant EBITDA Multiple | 9.5x | — | 11.0x |
| **Implied Enterprise Value** | **$923.8** | **—** | **$1,069.7** |
| 2018E Adjusted EBITDA | | $97.6 | |
| Relevant EBITDA Multiple | 9.0x | — | 11.0x |
| **Implied Enterprise Value** | **$878.6** | **—** | **$1,073.8** |
| Relevant Enterprise Value | $878.6 | — | $1,073.8 |
| Less: Estimated Net Debt on June 30, 2017 | | (348.7) | |
| **Implied Equity Value** | **$529.9** | **—** | **$725.2** |
| Projected Units Outstanding (LP+GP) as of June 30, 2017 | | 47.0 | |
| **Implied VTTI Unit Price** | **$11.26** | **—** | **$15.42** |

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# Preliminary VTTI Valuation Analysis

## Premiums Paid Analysis – MLP Buy-Ins and Mergers[1]

*($ in millions)*

| Date Announced | Acquiror(s) / Target | Transaction: Consideration | Equity Value | Enterprise Value | Premium: 1-Day | 5-Day | 30-Day |
|---|---|---|---|---|---|---|---|
| **1-Feb-17** | **ONEOK, Inc. / ONEOK Partners, L.P.** | **Stock-for-Unit** | **$9,278.3** | **$17,115.6** | **25.8%** | **22.2%** | **23.1%** |
| **26-Jan-17** | **Enbridge Energy Co, Inc. / Midcoast Energy Partners, L.P.** | **Cash** | **170.2** | **641.3** | **(8.6%)** | **(1.8%)** | **10.3%** |
| 24-Oct-16 | American Midstream Partners, LP / JP Energy Partners LP | Unit-for-Unit | 295.3 | 452.1 | 14.5% | 13.7% | 10.5% |
| **26-Sep-16** | **TransCanada Corporation / Columbia Pipeline Partners LP** | **Cash** | **1,711.1** | **2,287.0** | **11.1%** | **15.0%** | **25.6%** |
| **1-Aug-16** | **Transocean Ltd. / Transocean Partners LLC** | **Stock-for-Unit** | **862.8** | **1,605.0** | **15.0%** | **10.9%** | **1.0%** |
| **31-May-16** | **SemGroup Corporation / Rose Rock Midstream, L.P.** | **Stock-for-Unit** | **884.0** | **1,647.3** | **0.0%** | **0.9%** | **52.4%** |
| **3-Nov-15** | **Targa Resources Corp. / Targa Resources Partners LP** | **Stock-for-Unit** | **6,673.1** | **7,216.2** | **18.4%** | **23.1%** | **14.9%** |
| **26-Oct-15** | **Western Refining, Inc. / Northern Tier Energy LP** | **Cash/Stock-for-Unit** | **2,513.6** | **2,746.4** | **14.0%** | **11.9%** | **12.7%** |
| 13-Jul-15 | MPLX LP / MarkWest Energy Partners, L.P. | Unit-for-Unit | 15,736.0 | 19,956.0 | 31.6% | 35.8% | 29.8% |
| **13-May-15** | **The Williams Companies, Inc. / Williams Partners L.P.** | **Stock-for-Unit** | **34,237.6** | **54,142.3** | **17.9%** | **17.1%** | **13.5%** |
| **6-May-15** | **Crestwood Equity Partners LP / Crestwood Midstream Partners LP** | **Unit-for-Unit** | **3,532.6** | **6,251.3** | **17.2%** | **17.4%** | **27.6%** |
| **26-Jan-15** | **Energy Transfer Partners, L.P. / Regency Energy Partners LP** | **Unit-for-Unit** | **11,155.6** | **17,955.6** | **13.2%** | **16.4%** | **10.6%** |
| **27-Oct-14** | **Access Midstream Partners LP / Williams Partners L.P.** | **Unit-for-Unit** | **25,925.8** | **37,006.8** | **6.5%** | **6.6%** | **8.4%** |
| 13-Oct-14 | Targa Resource Partners LP / Atlas Pipeline Partners, L.P. | Unit-for-Unit | 4,065.4 | 5,908.8 | 15.0% | 7.8% | 3.0% |
| 1-Oct-14 | Enterprise Products Partners L.P. / Oiltanking Partners L.P. | Unit-for-Unit | 5,823.0 | 6,051.0 | 5.6% | 4.6% | 6.8% |
| **10-Aug-14** | **Kinder Morgan, Inc. / Kinder Morgan Energy Partners, L.P.** | **Stock-for-Unit** | **36,689.1** | **58,551.1** | **12.0%** | **10.8%** | **10.7%** |
| **10-Aug-14** | **Kinder Morgan, Inc. / El Paso Pipeline Partners, L.P.** | **Stock-for-Unit** | **5,288.5** | **10,021.5** | **15.4%** | **13.8%** | **7.3%** |
| 10-Oct-13 | Regency Energy Partners LP / PVR Partners, L.P. | Unit-for-Unit | 3,899.3 | 5,664.3 | 25.6% | 25.2% | 23.7% |
| **27-Aug-13** | **Plains All American Pipeline, L.P. / PAA Natural Gas Storage LP** | **Unit-for-Unit** | **1,713.6** | **2,271.9** | **8.5%** | **8.7%** | **7.2%** |
| **7-May-13** | **Pioneer Natural Resources Company / Pioneer Southwest Energy Partners L.P.** | **Stock-for-Unit** | **933.0** | **1,086.0** | **23.0%** | **27.5%** | **9.6%** |
| 6-May-13 | Inergy Midstream, L.P. / Crestwood Midstream Partners LP | Unit-for-Unit | 1,614.7 | 2,402.0 | 4.6% | 1.7% | 8.1% |
| 29-Jan-13 | Kinder Morgan Energy Partners, L.P. / Copano Energy, L.L.C. | Unit-for-Unit | 3,777.5 | 4,724.3 | 21.8% | 21.7% | 36.7% |
| **23-Feb-11** | **Enterprise Products Partners L.P. / Duncan Energy Partners L.P.** | **Unit-for-Unit** | **2,405.0** | **3,302.8** | **27.9%** | **27.7%** | **27.4%** |

| | Statistic | 1-Day | 5-Day | 30-Day |
|---|---|---|---|---|
| **MLP Buy-Ins** | **Median** | **15.2%** | **14.4%** | **13.1%** |
| | **Mean** | **14.1%** | **14.7%** | **17.4%** |
| | **Max** | **27.9%** | **27.7%** | **52.4%** |
| | **Min** | **(8.6%)** | **(1.8%)** | **1.0%** |
| **All MLP Mergers** | **Median** | **15.0%** | **13.8%** | **10.7%** |
| | **Mean** | **14.6%** | **14.7%** | **16.6%** |
| | **Max** | **31.6%** | **35.8%** | **52.4%** |
| | **Min** | **(8.6%)** | **(1.8%)** | **1.0%** |
| **VTTI at $18.75 per Unit versus Unaffected March 2, 2017 Price** | | **1.9%** | **0.8%** | **10.0%** |

Source: Partnership filings
1. Highlighted transactions are those that are MLP buy-ins

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Preliminary VTTI Valuation Analysis
Premiums Paid Analysis – MLP Buy-Ins and Mergers (cont’d)
Premiums Paid Analysis – MLP Buy-Ins
1-Day 5-Day 30-Day
Relevant Unit Price $18.40 $18.60 $17.05
Historical MLP Buy-In Premium Range (8.6%) - 27.9% (1.8%) - 27.7% 1.0% - 52.4%
Implied Transaction Price Range $16.82 - $23.53 $18.26 - $23.75 $17.21 - $25.98
Median Buy-In Premium 15.2% 14.4% 13.1%
Median Implied Transaction Price $21.20 $21.28 $19.28
Premiums Paid Analysis – All MLP Mergers
1-Day 5-Day 30-Day
Relevant Unit Price $18.40 $18.60 $17.05
Historical MLP Merger Premium Range (8.6%) - 31.6% (1.8%) - 35.8% 1.0% - 52.4%
Implied Transaction Price Range $16.82 - $24.22 $18.26 - $25.25 $17.21 - $25.98
Median Merger Premium 15.0% 13.8% 10.7%
Median Implied Transaction Price $21.16 $21.16 $18.87
Source: Partnership filings

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Appendix
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Preliminary Draft – Confidential
A. Weighted Average Cost of Capital Analysis
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Preliminary Draft – Confidential

# Weighted Average Cost of Capital Analysis

## VTTI Weighted Average Cost of Capital – CAPM

*($ in millions, except per unit amounts)*

**Equity Cost**

| Partnership | Unit Price 3/22/17 | Market Equity Value | Total Debt and Preferred Equity | Total Debt / Total Capitalization | Adjusted Beta[1] | Unlevered Beta[2] |
|---|---|---|---|---|---|---|
| Arc Logistics Partners LP | $14.19 | $273.9 | $246.0 | 47.3% | 1.29 | 0.81 |
| Blueknight Energy Partners, L.P. | 6.70 | 239.7 | 531.5 | 68.9% | 1.08 | 0.44 |
| Buckeye Partners, L.P. | 65.86 | 9,250.9 | 4,486.8 | 32.7% | 1.17 | 0.89 |
| Delek Logistics Partners, LP | 30.20 | 749.7 | 392.6 | 34.4% | 1.27 | 0.95 |
| Genesis Energy, L.P. | 31.55 | 3,722.2 | 3,091.4 | 45.4% | 1.25 | 0.81 |
| Global Partners LP | 19.00 | 650.3 | 1,300.5 | 66.7% | 0.85 | 0.37 |
| Holly Energy Partners, L.P. | 33.25 | 2,130.1 | 1,243.9 | 36.9% | 1.14 | 0.83 |
| Magellan Midstream Partners, L.P. | 76.75 | 17,500.9 | 4,087.2 | 18.9% | 0.82 | 0.71 |
| MPLX LP | 35.06 | 14,024.6 | 7,142.0 | 33.7% | 1.23 | 0.93 |
| NuStar Energy LP | 49.69 | 3,987.9 | 3,286.8 | 45.2% | 1.17 | 0.76 |
| PBF Logistics LP | 21.30 | 889.6 | 571.7 | 39.1% | 0.80 | 0.57 |
| Phillips 66 Partners LP | 50.14 | 5,595.7 | 2,411.0 | 30.1% | 0.92 | 0.72 |
| Plains All American Pipeline, L.P. | 30.93 | 20,880.8 | 12,725.5 | 37.9% | 1.16 | 0.83 |
| Shell Midstream Partners, L.P. | 30.83 | 5,578.3 | 686.9 | 11.0% | 0.92 | 0.85 |
| Sprague Resources LP | 26.80 | 571.2 | 563.8 | 49.7% | 1.02 | 0.62 |
| Sunoco Logistics Partners, L.P. | 23.50 | 7,876.2 | 7,313.0 | 48.1% | 1.64 | 1.02 |
| Sunoco LP | 24.00 | 2,687.4 | 4,536.5 | 62.8% | 1.19 | 0.57 |
| Tesoro Logistics LP | 52.76 | 5,545.0 | 3,779.0 | 40.5% | 1.13 | 0.78 |
| TransMontaigne Partners L.P. | 45.88 | 755.5 | 270.3 | 26.4% | 0.78 | 0.63 |
| Valero Energy Partners LP | 47.05 | 3,241.2 | 525.4 | 13.9% | 0.68 | 0.62 |
| Western Refining Logistics, LP | 24.60 | 1,497.8 | 313.0 | 17.3% | 1.17 | 1.03 |
| World Point Terminals LP | 16.31 | 568.6 | -- | 0.0% | 0.90 | 0.90 |
| | | | **Mean** | **36.7%** | **1.07** | **0.76** |
| | | | **Median** | **37.4%** | **1.13** | **0.80** |
| **VTTI Energy Partners LP** | **$19.00** | **$893.8** | **$340.7[3]** | **27.6%** | **1.12** | **0.89** |

**WACC**

| | |
|---|---|
| Risk-free Rate[4] | 2.8% |
| Unlevered Beta | 0.80 |
| Debt and Preferred / Total Capitalization | 27.6% |
| Adjusted Levered Equity Beta | 0.99 |
| Market Risk Premium[5] | 6.0% |
| Small Company Risk Premium[6] | 1.6% |
| Country Risk Premium[7] | 0.6% |
| **Equity Cost of Capital[8]** | **10.9%** |
| Pre-Tax Cost of Debt[9] | 6.5% |
| After-Tax Cost of Debt | 4.2% |
| **WACC** | **9.1%** |

1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 35.0%
3. Per VTTI management, representing VTTI's 51.0% share in VTTI Operating's cash and debt (excluding ATB Phase 2 facility) and 100.0% of VTTI cash and debt
4. 20-year Treasury as of March 22, 2017
5. Source: Duff & Phelps
6. Assumes 7th decile: equity value range from $845.5 million to $1,400.2 million
7. Source: Damodaran Online, last updated January 2017; Weighted average Country Risk Premiums of Belgium, Malaysia, Netherlands, UAE and US based on 2016A EBITDA
8. Equity Cost of Capital calculated as: Risk-free rate + (Adjusted Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium + Country Risk Premium
9. Based on analysis of yield-to-worst of long-term debt issued by non-investment grade members of VTTI's crude oil and refined products peer group

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# Weighted Average Cost of Capital Analysis

## VTTI Cost of Equity – Total Expected Market Return

*($ in millions, except per unit amounts)*

**Total Return**

| Partnership | Unit Price 3/22/17 | Market Equity Value | Current Yield | Distribution Growth | Total Return |
|---|---|---|---|---|---|
| Arc Logistics Partners LP | $14.19 | $273.9 | 12.4% | 2.2% | 14.6% |
| Blueknight Energy Partners, L.P. | 6.70 | 239.7 | 8.7% | 4.1% | 12.7% |
| Buckeye Partners, L.P. | 65.86 | 9,250.9 | 7.4% | 3.1% | 10.5% |
| Delek Logistics Partners, LP | 30.20 | 749.7 | 9.0% | 5.5% | 14.5% |
| Genesis Energy, L.P. | 31.55 | 3,722.2 | 9.0% | 4.3% | 13.3% |
| Global Partners LP | 19.00 | 650.3 | 9.7% | 1.5% | 11.2% |
| Holly Energy Partners, L.P. | 33.25 | 2,130.1 | 7.3% | 3.4% | 10.7% |
| Magellan Midstream Partners, L.P. | 76.75 | 17,500.9 | 4.5% | 7.7% | 12.2% |
| MPLX LP | 35.06 | 14,024.6 | 5.9% | 8.1% | 14.0% |
| NuStar Energy LP | 49.69 | 3,987.9 | 8.8% | 0.7% | 9.5% |
| PBF Logistics LP | 21.30 | 889.6 | 8.5% | 4.5% | 12.9% |
| Phillips 66 Partners LP | 50.14 | 5,595.7 | 4.5% | 12.7% | 17.2% |
| Plains All American Pipeline, L.P. | 30.93 | 20,880.8 | 7.1% | 4.4% | 11.5% |
| Shell Midstream Partners, L.P. | 30.83 | 5,578.3 | 3.6% | 15.7% | 19.3% |
| Sprague Resources LP | 26.80 | 571.2 | 8.4% | 8.9% | 17.3% |
| Sunoco Logistics Partners, L.P. | 23.50 | 7,876.2 | 8.7% | 8.8% | 17.4% |
| Sunoco LP | 24.00 | 2,687.4 | 13.8% | NM | 13.8% |
| Tesoro Logistics LP | 52.76 | 5,545.0 | 6.9% | 6.1% | 13.0% |
| TransMontaigne Partners L.P. | 45.88 | 755.5 | 6.1% | 7.4% | 13.5% |
| Valero Energy Partners LP | 47.05 | 3,241.2 | 3.5% | 15.8% | 19.2% |
| Western Refining Logistics, LP | 24.60 | 1,497.8 | 6.9% | 5.5% | 12.4% |
| World Point Terminals LP | 16.31 | 568.6 | 7.4% | 0.0% | 7.4% |
| | | | | **Mean** | **13.6%** |
| | | | | **Median** | **13.2%** |
| **VTTI Energy Partners LP** | **$19.00** | **$893.8** | **7.1%** | **6.3%** | **13.4%** |

Source: Fact Set, Partnership filings
Note: Market data as of March 22, 2017

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B. Selected Historical Market Data
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Selected Historical Market Data
European Warehousing and Storage Price Index
The following sets forth the historical change in the European1 quarterly producer price index2 for warehousing and storage3 as published since 2006 by Eurostat, a Directorate-General of the European Commission
120.0
110.0
100.0
Eurostat Warehousing and Storage Price Index 90.0
80.0
Q1-2006
Q3-2006
Q1-2007
Q3-2007
Q1-2008
Q3-2008
Q1-2009
Q3-2009
Q1-2010
Q3-2010
Q1-2011
Q3-2011
Q1-2012
Q3-2012
Q1-2013
Q3-2013
Q1-2014
Q3-2014
Q1-2015
Q3-2015
Q1-2016
Q3-2016
Source: Eurostat, European Central Bank (“ECB”)
1. Eurostat’s Euro Area 19 consists of Austria, Belgium, Cyprus, Estonia, Finland, France, Germany, Greece, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Portugal, Slovenia, Slovakia and Spain
2. Indexed to 2010 average prices
3. ECB chart titled “Euro area 19 (fixed composition) – Producer Price Index, total, Warehousing and storage – NACE Rev2; Eurostat; Neither seasonally nor working day adjusted”

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